                                                                   EXHIBIT 10.2

                                                                  CONFORMED COPY
                                 (incorporating amendments to 17th August, 1998)


                            INTERCREDITOR AGREEMENT


                             Dated 30th April, 1998


                                    Between


                     BLACKSTONE HOTEL ACQUISITIONS COMPANY
                                as the Borrower


                      THE SENIOR CREDITORS, HEDGING BANKS,
                  JUNIOR CREDITORS AND SUBORDINATED INVESTORS


                             BANKERS TRUST COMPANY
               as Senior Agent, Junior Agent and Security Trustee


                                      and


                               BRE/SATELLITE L.P.
                        as Subordinated Investors' Agent



                                 ALLEN & OVERY
                                     London
                                  OSO:32172.2

                                    CONTENTS
CLAUSE                                                               PAGE

1.   Definitions and Interpretation                                   1
2.   Purpose and Ranking                                             11
3.   Undertakings of Obligors                                        11
4.   Amendments                                                      13
5.   Accession and Undertakings of Hedging Banks                     17
6.   Undertakings of Junior Creditors                                20
7.   Undertakings of Subordinated Investors                          21
8.   Permitted Payments                                              22
9.   Suspension of Permitted Payments                                23
10.  Turnover                                                        24
11.  Subordination on Insolvency etc.                                25
12.  Priority of Security                                            27
13.  Restrictions on Enforcement                                     28
14.  Permitted Junior Enforcement                                    29
15.  Proceeds of Enforcement of Security                             32
16.  Enforcement of Security                                         33
17.  Senior Creditor and Hedging Bank Loss Sharing Arrangements      35
18.  Voting                                                          36
19.  Consents and Limits                                             36
20.  Information                                                     37
21.  Subrogation                                                     39
22.  Protection of Subordination                                     39
23.  Preservation of Debt                                            41
24.  Power of Attorney                                               41
25.  Expenses                                                        42
26.  Changes to the Parties                                          42
27.  Status of Obligors                                              50
28.  Notices                                                         50
29.  Waivers, Remedies Cumulative                                    50
30.  Governing Law                                                   50
31.  Jurisdiction                                                    51
32.  The Security Trustee                                            52
33.  Severability                                                    57
34.  Counterparts                                                    57

Schedules                                                          Page

1.   Guarantors                                                      58
2.   Junior Creditors                                                59
3.   Senior Creditors                                                60
4.   Hedging Banks and Hedging Documents                             61
5.   Subordinated Investors                                          62
6.   Calculation of Hedging Liabilities                              63
7.   Deed of Accession for New Obligors                              64
8.   Creditors' Deed of Accession                                    65
9.   Subordinated Investors' Deed of Accession                       66
10.  Agent's Deed of Accession                                       67

SIGNATORIES                                                          68

THIS AGREEMENT is dated 30th April, 1998 and is made BETWEEN:

(1)  BLACKSTONE HOTEL ACQUISITIONS COMPANY (the "BORROWER");

(2)  THE COMPANIES named in Schedule 1 as Guarantors;

(3)  THE FINANCIAL INSTITUTIONS named in Schedule 5 as Subordinated Investors;

(4)  THE BANKS AND FINANCIAL INSTITUTIONS named in Schedule 2 as Junior
     Creditors;

(5)  THE BANKS AND FINANCIAL INSTITUTIONS named in Schedule 3 as Senior
     Creditors;

(6)  THE BANKS AND FINANCIAL INSTITUTIONS named in Schedule 4 as Hedging Banks;

(7)  BRE/SATELLITE L.P. as Subordinated Investors' Agent;

(8)  BANKERS TRUST COMPANY as Junior Agent;

(9)  BANKERS TRUST COMPANY as Senior Agent; and

(10) BANKERS TRUST COMPANY as Security Trustee.

IT IS AGREED AS FOLLOWS:

1.  DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

     "BUSINESS DAY"

     has the meaning given to it in the Senior Facility Agreement.

     "DEFAULT"

     means a Default as defined in the Senior Facility Agreement or a Default as defined in the Junior Facility Agreement (as the context requires).

     "ENFORCEMENT EVENT"

     means the Senior Agent (after receipt of instructions from the Majority Senior Creditors) (i) first exercising any of its rights under Clauses 19.17(a) or (b) of the Senior Facility Agreement or (ii) having exercised its rights under Clause 19.17(c) of the Senior Facility Agreement, first making demand with respect to some or all of the Advances.

     "ENFORCEMENT NOTICE"

     has the meaning given to it in Clause 14 (Permitted Junior Enforcement).

     "EVENT OF DEFAULT"

     means an Event of Default as defined in the Senior Facility Agreement or an Event of Default as defined in the Junior Facility Agreement (as the context requires).

     "FINANCE DOCUMENTS"

     means each of the Senior Finance Documents, the Hedging Documents, the Junior Finance Documents and the Subordinated Investor Debt Documents.

     "GROUP"

     means the Borrower and its Subsidiaries.

     "GUARANTOR"

     means each company listed in Schedule 1 or any Subsidiary Guarantor (as defined in the Senior Facility Agreement or the Junior Facility Agreement, as the case may be).

     "HEDGING BANK"

     means each bank and financial institution named in Schedule 4 (if any) and any other bank or financial institution which becomes party hereto as a Hedging Bank under Clause 5.1 (Accession of Hedging Banks) in each case in its capacity as provider of interest rate hedging facilities to the Borrower, and includes any person to whom any Hedging Liabilities may be payable or owing (whether or not matured) from time to time.

     "HEDGING DOCUMENT"

     means each master agreement or other document specified against the name of a Hedging Bank in Schedule 4 (if any) and each master agreement or other document delivered by a Hedging Bank to the Security Trustee under Clause
     5.1 (Accession of Hedging Banks) or Clause 19.5 (Limits on Hedging Liabilities) and approved by the Senior Agent and the Junior Agent for the purposes of such Clause 5.1, in each case providing for interest rate and/or other hedging facilities to be made available to the Borrower (including any contract entered into or confirmation given thereunder), and in each case as, and including, any instrument pursuant to which the same is novated, varied, supplemented or amended from time to time (collectively, the "HEDGING DOCUMENTS").

     "HEDGING LIABILITIES"

     means all present and future liabilities (actual or contingent) payable or owing by the Borrower to the Hedging Banks or any of them under or in connection with the Hedging Documents, whether or not matured and whether or not liquidated, together in each case with:

     (a) any novation, deferral or extension of any of those liabilities permitted by the terms of this Agreement and the Hedging Documents;

     (b) any claim for damages or restitution arising out of, by reference to or in connection with any of the Hedging Documents;

     (c) any claim flowing from any recovery by the Borrower or a receiver or liquidator of the Borrower or any other person of a payment or discharge in respect of any of those liabilities on grounds of preference or otherwise; and

     (d) any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings,

     PROVIDED THAT, for the purposes of this Agreement only and without prejudice to the liabilities secured by the Security Documents, the term Hedging Liabilities excludes (as against the Junior Creditors):

     (i)  any amount outstanding in excess of the limits specified in Clause
          19.5 (Limits on Hedging Liabilities);

     (ii) any amount outstanding and owed to a Hedging Bank which would not have been outstanding but for a breach of this Agreement by that Hedging Bank; and

     (iii) any amount attributable to a transaction which is not under a Hedging Document details of which are specified in Schedule 4 or for which consent has been given under Clause 5.1 (Accession of Hedging Banks).

     "JUNIOR AGENT"

     means such bank, fund, trust or financial institution as is party to or accedes to the Junior Facility Agreement (and to this Agreement) as Junior Agent or, if the context so requires, the Junior Agent under (and as defined in) the Junior Facility Agreement, and any replacement therefor thereunder.

     "JUNIOR CREDITOR"

     means each of:

     (a) the banks and financial institutions named in Schedule 2 in their capacity as Junior Lenders under and as defined in the Junior Facility Agreement; and

     (b) the Arranger and the Joint Arrangers party to (and as defined in) the Junior Facility Agreement and the Junior Agent,

     and in each case any successor thereto and any assigns, transferees or substitutes thereof or therefor (whether pursuant to any Novation Certificate, as defined in the Junior Facility Agreement, or otherwise), and includes any person to whom any Junior Debt may be payable or owing (whether or not matured) from time to time.

     "JUNIOR DEBT"

     means all present and future liabilities (actual or contingent) payable or owing by the Obligors or any of them to the Junior Creditors or any of them pursuant to the Junior Finance Documents, whether or not matured and whether or not liquidated, together with:

     (a) any refinancing, novation, refunding, deferral or extension of any of those liabilities;

     (b) any further advances which may be made by a Junior Creditor to any Obligor under any agreement expressed to be supplemental to any of the Junior Finance Documents, plus all interest, fees and costs in connection therewith;

     (c) any claim for damages or restitution arising out of, by reference to, or in connection with, any of the Junior Finance Documents;

     (d) any claim flowing from any recovery by an Obligor or a receiver or liquidator thereof or any other person of a payment or discharge in respect of those liabilities on grounds of preference or otherwise; and

     (e) any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, invalidity, unenforceability or non-allowability of the same in any insolvency or other proceedings.

     "JUNIOR DISCHARGE DATE"

     means the date on which all Junior Debt has been fully paid and discharged and all Commitments under (and as defined in) the Junior Facility Agreement are cancelled to the satisfaction of the Junior Agent acting reasonably, whether or not as the result of an enforcement, PROVIDED THAT the Junior Agent will disregard contingent risks and liabilities (such as the risk of clawback flowing from a preference or similar claim) for the purposes of determining whether the Junior Debt has been so paid or discharged except to the extent that the Junior Agent reasonably believes (after taking such legal advice as it considers appropriate) that there is a reasonable likelihood that those contingent risks and liabilities will become actual liabilities.

     "JUNIOR ENFORCEMENT EVENT"

     means the Junior Agent (after receipt of instructions of the Majority Junior Creditors) (i) first exercising any of its rights under Clause 19.17(a) or (b) of the Junior Facility Agreement or (ii) having exercised its rights under Clause 19.17(c) of the Junior Facility Agreement, first making demand with respect to some or all of the Advances (as defined in the Junior Facility Agreement).

     "JUNIOR FACILITY AGREEMENT"

     means the (Pounds)100,600,000 Junior Mortgage Loan Facility Agreement dated 30th April, 1998 and amended and restated on 17th August, 1998 between, among others, the Borrower and the Junior Creditors, providing for a sterling denominated term loan facility (as, and including any instrument pursuant to which the same is, novated, varied, supplemented or amended from time to time).

     "JUNIOR FINANCE DOCUMENTS"

     means the "Finance Documents" as defined in the Junior Facility Agreement save that for the purposes of this Agreement the Hedging Agreements shall be excluded from that definition.

     "JUNIOR SHARE MORTGAGE"

     has the meaning given to it in the Junior Facility Agreement.

     "JURISDICTION PARTY"

     has the meaning given to it in Clause 31.1 (Submission).

     "MAJORITY CREDITORS"

     means the Majority Senior Creditors and the Majority Junior Creditors, acting together.

     "MAJORITY JUNIOR CREDITORS"

     means the Majority Junior Lenders as defined in the Junior Facility Agreement.

     "MAJORITY SENIOR CREDITORS"

     means the Majority Banks as defined in the Senior Facility Agreement, PROVIDED THAT for the purposes only of calculating voting rights under this Agreement in accordance with this definition, each Hedging Bank will be deemed to be a Bank under the Senior Facility Agreement and the Total Commitments under the Senior Facility Agreement will be notionally increased by an aggregate amount calculated in accordance with Schedule 6 with respect to each Hedging Bank's interest in the Hedging Documents and each Hedging Bank will be deemed to have the aggregate amount of its Commitments increased by the amount calculated in accordance with Schedule 6 with respect to the Hedging Documents to which it is party (or if it is not a Bank under the Senior Facility Agreement, it will be deemed to be a Bank with Commitments calculated in accordance with Schedule 6 with respect to the Hedging Documents to which it is party).

     "MATERIAL ADVERSE EFFECT"

     means any event or series of events which is reasonably likely to have a material and adverse effect on the ability of any Obligor to comply with its obligations under the Senior Finance Documents or (as the case may be) the Junior Finance Documents.

     "MATERIAL INSOLVENCY EVENT"

     means any Event of Default arising under Clauses 19.7 to 19.9 (inclusive) of the Senior Facility Agreement

     "MATERIAL SENIOR DEFAULT"

     means any Material Insolvency Event and any other Senior Default arising under:

     (a) Clause 19.4 of the Senior Facility Agreement as a result of any breach of Clause 18 of the Senior Facility Agreement; or

     (b) Clause 19.4 of the Senior Facility Agreement as a result of a breach of any undertaking in Clause 17 of the Senior Facility Agreement in any respect which the Majority Senior Creditors acting reasonably consider is likely to have, has or has had a Material Adverse Effect; or

     (c) Clause 19 of the Senior Facility Agreement by reason of any failure of any Obligor to comply with any of its obligations under the Security Documents in any respect which the Majority Senior Creditors acting reasonably consider has had or is likely to have a material adverse effect on the validity or enforceability or value of the security contemplated by any of the Security Documents to which the Obligor is party; or

     (d) Clause 19.3 of the Senior Facility Agreement by reason of any representation or warranty given, made or repeated by any Obligor under any of the Senior Finance Documents being incorrect in any respect where such misrepresentation or the fact or circumstance causing such misrepresentation is considered by the Majority Senior Creditors (acting reasonably) to have had a Material Adverse Effect; or

     (e) Clauses 19.5, 19.6 or 19.10 to 19.16 (both inclusive) of the Senior Facility Agreement.

     "NEW OBLIGOR"

     has the meaning given to it in Clause 26.3 (New Obligors).

     "NON-PAYMENT EVENT"

     means failure by any Obligor to pay on the due date:

     (a) any principal (whether falling due by reason of scheduled repayment, mandatory prepayment or any other reason) or interest; or

     (b) any other amount which alone (or when aggregated with other unpaid amounts falling within this paragraph (b)) exceeds (Pounds)100,000,

     in either case under any of the Senior Finance Documents or Hedging Documents PROVIDED THAT the amount concerned qualifies as Senior Debt or Hedging Liabilities (as the case may be) if prior to the Senior Discharge Date and thereafter under any of the Junior Finance Documents PROVIDED THAT the amount concerned qualifies as Junior Debt.

     "OBLIGOR"

     means the Borrower, each Guarantor and each New Obligor.

     "PURCHASE AMOUNT"

     has the meaning given to it in Clause 26.13 (Option to Purchase).

     "RECOVERY"

     means any sum of money received or recovered by the Senior Creditors or the Hedging Banks or any of them on or at any time after the occurrence of an Enforcement Event on account of any amount outstanding under any Senior Finance Document and/or any Hedging Document, whether as proceeds of enforcement of security, the exercise of a right of set-off, the receipt or recovery of payment or otherwise howsoever after deducting therefrom (a) the reasonable and proper costs and expenses (including without limitation the reasonable costs of legal advisers) incurred by the relevant Senior Creditor or Hedging Bank in effecting such recovery, and (b) any sums required by law or court order to be paid to third parties on account of claims preferred by law over the claims of the Senior Creditors or the Hedging Banks, as the case may be (together the "RECOVERIES").

     "REPORT"

     means:

     (a) each Valuation and each Certificate of Title (each as defined in the Senior Facility Agreement or the Junior Facility Agreement);

     (b) the environmental report and the legal due diligence reports referred to in the definition of "Information Package" in the Senior Facility Agreement or the Junior Facility Agreement;

     (c) the confirmation from Deloitte & Touche referred to in paragraph 5(c) of Part I of Schedule 2 to the Senior Facility Agreement or the Junior Facility Agreement; and

     (d) each other report delivered to any Senior Creditor or Junior Creditor pursuant to the terms of any Senior Finance Document or Junior Finance Document.

     "REPORT PROVIDER"

     means, in relation to a Report, the person who provided that Report.

     "SECURITY DOCUMENTS"

     means:

     (a)  each Debenture as defined in the Senior Facility Agreement;

     (b)  each Senior Share Mortgage; and

     (b)  each Junior Share Mortgage.

     "SECURITY TRUSTEE"

     means such bank or financial institution as is party to or accedes to the Senior Facility Agreement, the Junior Facility Agreement and this Agreement as agent and trustee for the Senior Creditors, the Hedging Banks and the Junior Creditors of the security under the Security Documents and any replacement therefor thereunder, and any sub-agent, sub-trustee or custodian appointed by it and/or such replacement to hold any such security.

     "SENIOR AGENT"

     means such bank or financial institution as is party to or accedes to the Senior Facility Agreement (and to this Agreement) as Agent under (and as defined in) the Senior Facility Agreement, and any replacement therefor thereunder.

     "SENIOR CREDITOR"

     means each of:

     (a) the banks and financial institutions named in Schedule 3 in their capacity as Banks under and in each case as defined in the Senior Facility Agreement; and

     (b) the Arranger and the Joint Arrangers party to (and as defined in) the Senior Facility Agreement, the Senior Agent and the Security Trustee,

     and in each case any successor thereto and any assigns, transferees or substitutes thereof or therefor (whether pursuant to any Novation Certificate, as defined in the Senior Facility Agreement, or otherwise).

     "SENIOR DEBT"

     means all present and future liabilities (actual or contingent) payable or owing by the Obligors or any of them to the Senior Creditors or any of them pursuant to or in respect of (or calculated by reference to) the Senior Finance Documents, whether or not matured and whether or not liquidated together in each case with:

     (a) any refinancing, novation, refunding, deferral or extension of any of those liabilities by any of the Senior Creditors permitted by the terms of this Agreement and the Senior Finance Documents;

     (b) any further advances which may be made by a Senior Creditor to any Obligor under any agreement expressed to be supplemental to any of the Senior Finance Documents plus all interest, fees and costs in connection therewith;

     (c) any claim for damages or restitution arising out of, by reference to, or in connection with, any of the Senior Finance Documents;

     (d) any claim flowing from any recovery by an Obligor or a receiver or liquidator thereof or any other person of a payment or discharge in respect of those liabilities on grounds of preference or otherwise; and

     (e) any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, invalidity, unenforceability or non-allowability of the same in any insolvency or other proceedings,

     PROVIDED THAT any Hedging Liabilities are excluded, and also, for the purposes of this Agreement only and without prejudice to the liabilities secured by the Security Documents, the term Senior Debt excludes (as against the Junior Creditors, but not any Subordinated Investors):

     (i)  any amount outstanding in excess of the limits specified in Clause
          19.4 (Limits on Senior Debt); and

     (ii) any amount outstanding and owed to any Senior Creditor which would not have been outstanding and owed but for a breach by that Senior Creditor of the provisions of this Agreement.

     "SENIOR DEFAULT"

     means an Event of Default under the Senior Facility Agreement.

     "SENIOR DISCHARGE DATE"

     means the date on which all Senior Debt and Hedging Liabilities have been fully paid and discharged and all Commitments of the Senior Creditors and commitments or obligations of the Hedging Banks have been terminated to the satisfaction of the Senior Agent acting reasonably (in the case of the Senior Debt) and the Hedging Banks acting reasonably (in the case of the Hedging Liabilities), whether or not as the result of an enforcement, PROVIDED THAT the Senior Agent and each Hedging Bank will disregard contingent risks and liabilities (such as the risk of clawback flowing from a preference or similar claim) for the purposes of determining whether the Senior Debt and Hedging Liabilities (as the case may be) have been so paid or discharged except to the extent that the Senior Agent or a Hedging Bank (as the case may be) reasonably believes (after taking such legal advice as it considers appropriate) that there is a reasonable likelihood that those contingent risks and liabilities will become actual liabilities.

     "SENIOR FACILITY AGREEMENT"

     means the (Pounds)275,000,000 Senior Mortgage Loan Facility Agreement dated 7th April, 1998 and amended by deeds of amendment and restatement dated 30th April, 1998 and 17th August, 1998 between the Borrower, the Senior Creditors, the Security Trustee and the Senior Agent providing for a Sterling denominated term loan facility (as, and including any instrument pursuant to which the same is, novated, varied, supplemented or amended from time to time).

     "SENIOR FINANCE DOCUMENTS"

     means the "Finance Documents" as defined in the Senior Facility Agreement save that for the purposes of this Agreement the Hedging Documents shall be excluded from that definition.

     "SENIOR HEADROOM"

     means (Pounds)20,000,000.

     "SENIOR SHARE MORTGAGE"

     has the meaning given to it in the Senior Facility Agreement.

     "SPECIFIED SHARES"

     means the shares subject to the security created by the Junior Share Mortgages which are also subject to the security created by the Senior Share Mortgages.

     "STOP NOTICE"

     has the meaning given to it in Clause 9.2 (Other Defaults).

     "SUBORDINATED INVESTOR DEBT"

     means all present and future liabilities (actual or contingent) payable or owing by the Borrower to the Subordinated Investors (or any of them) under or in connection with the Subordinated Investor Debt Documents, in each case whether or not matured and whether or not liquidated, together in each case with:

     (a) any refinancing, novation, refunding, deferral or extension of any of those liabilities;

     (b) any further advances which may be made by a Subordinated Investor to any Obligor under, or under any agreement expressed to be supplemental to, any of the Subordinated Investor Debt Documents, plus all interest, fees and costs in connection therewith;

     (c) any claim for damages or restitution arising out of, by reference to, or in connection with, the Subordinated Investor Debt Documents;

     (d) any claim flowing from any recovery by an Obligor or a receiver or liquidator thereof or any other person of a payment or discharge in respect of those liabilities on grounds of preference or otherwise; and

     (e) any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, invalidity, unenforceability or non-allowability of the same in any insolvency or other proceedings.

     "SUBORDINATED INVESTOR DEBT DOCUMENTS"

     means:

     (a) the (Pounds)60,000,000 Credit Agreement entered into or to be entered into between the Borrower as Borrower and BRE/Satellite L.P. as Lender and each note or other document entered into pursuant to that Credit Agreement; and

     (b) any agreement or instrument which may be designated as such in a deed of accession in the form of Schedule 9 together with all other agreements or instruments issued under or pursuant to any such agreement or instrument, in each case as, and including, any instrument pursuant to which the same is, novated, varied, supplemented or amended from time to time.

     "SUBORDINATED INVESTORS"

     means the person(s) named in Schedule 5 and any person who becomes a party hereto as a Subordinated Investor in accordance with Clause 26.9(b) (Subordinated Investors).

     "SUBORDINATED INVESTORS' AGENT"

     means BRE/Satellite L.P. in its capacity as agent for the Subordinated Investors under and for the purposes of this Agreement.

     "SUBSIDIARY"

     has the meaning given to it in the Senior Facility Agreement.

1.2  AMENDMENTS AND VARIATIONS

     References in this Agreement to (or to any provisions of, or definitions contained in) this Agreement or any other document shall be construed as references to this Agreement, that provision, that definition or that document as in force for the time being and as amended, varied, supplemented or novated from time to time but only to the extent that any such amendment, variation, supplement or novation has not been made in contravention of the terms of this Agreement.

1.3  INTERPRETATION

(a) References to the Subordinated Investors' Agent, the Obligors, the Senior Creditors, the Hedging Banks, the Junior Creditors and the Subordinated Investors include their respective successors, assigns, transferees and substitutes.

(b) Headings are for convenience of reference only and shall be ignored in the interpretation of this Agreement.

(c)  In this Agreement, unless the context otherwise requires:

     (i) references to Clauses and Schedules are to be construed as references to the clauses of, and the schedules to, this Agreement;

     (ii) words importing the singular shall include the plural, and vice versa; and

     (iii) references to persons shall include any firm, body corporate, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

(d) Terms defined in or whose interpretation is provided for in the Senior Facility Agreement shall have the same meaning when used in this Agreement unless separately defined or interpreted in this Agreement.

1.4  INTERCREDITOR AGREEMENT TO PREVAIL

     In the event of any conflict between any provision of this Agreement and another Finance Document this Agreement shall prevail.

2.  PURPOSE AND RANKING

     The principal purpose of this Agreement is that (subject only as expressly provided to the contrary in this Agreement) the Senior Debt, Hedging Liabilities, Junior Debt and the Subordinated Investor Debt should rank in the following order:

     FIRST the Senior Debt and the Hedging Liabilities (pari passu, without any preference between themselves);

     SECOND  the Junior Debt; and

     THIRD  the Subordinated Investor Debt,

     and that the Security Documents (to the extent that they secure or purport to secure the Junior Debt) should secure the Senior Debt and the Hedging Liabilities in priority to the Junior Debt.

3.  UNDERTAKINGS OF OBLIGORS

3.1  COVENANT TO PAY

     Each Obligor covenants in favour of the Security Trustee to pay the Senior Debt, the Hedging Liabilities and the Junior Debt to the Security Trustee when and to the extent due from it under (and subject always to any express limits on the amounts capable of becoming due from it set out in) the terms of the Senior Finance Documents, the Hedging Documents or the Junior Finance Documents, as the case may be, to such bank account as the Security Trustee may direct, except that each Obligor may (subject to the terms of this Agreement, in particular Clauses 3.2, 3.3, 9 (Suspension of Permitted Payments) and 10 (Turnover) hereof) pay the Senior Debt, the Hedging Liabilities and/or the Junior Debt directly to the Senior Agent, the relevant Hedging Banks or the Junior Agent respectively, and each such payment will constitute a pro tanto discharge of the covenant to pay in favour of the Security Trustee herein set forth.

3.2  RESTRICTIONS IN RELATION TO THE JUNIOR DEBT

     Each Obligor undertakes to each of the Senior Creditors, Hedging Banks and Junior Creditors that, until the Senior Discharge Date, except as the Majority Senior Creditors have previously consented in writing, such Obligor will not, and will procure that none of its Subsidiaries will:

     (a) pay, prepay or repay, or make any distribution in respect of, or on account of, or purchase or acquire, any of the Junior Debt in cash or in kind, except as permitted by Clauses 8 (Permitted Payments) and 14 (Permitted Junior Enforcement), and save as contemplated by Clause
          11.3 (Filing of Claims); or

     (b) discharge any of the Junior Debt by set-off, any right of combination of accounts or otherwise except if and to the extent that it is permitted to be paid by Clauses 8

          (Permitted Payments) and 14 (Permitted Junior Enforcement), and save as contemplated by Clause 11.3 (Filing of Claims); or

     (c) create or permit to subsist, any Security Interest over any of its assets for any of the Junior Debt except under the Security Documents; or

     (d) give any financial support (including without limitation, the taking of any participation, the giving of any guarantee, indemnity or other assurance against loss, or the making of any deposit or payment) to any person in respect of the Junior Debt or to enable any person to do any of the things referred to in paragraph (a) above or this paragraph
          (d), except under the Security Documents (to the extent excepted under paragraph (c) above), under Clause 15 of the Junior Facility Agreement or as required by Clause 27.4 thereof where such member of the Group gives like support under the Senior Facility Agreement to the Senior Creditors in relation to the Senior Debt and to the Hedging Banks in relation to the Hedging Liabilities; or

     (e) take or omit to take any action whereby the ranking and/or subordination of the Junior Debt contemplated by this Agreement may be impaired except to the extent expressly permitted hereunder.

3.3  RESTRICTIONS IN RELATION TO SUBORDINATED INVESTOR DEBT

     Except as the Senior Agent (on the instructions of the Majority Senior Creditors) until the Senior Discharge Date and also, if prior to the Junior Discharge Date, the Junior Agent (on the instructions of the Majority Junior Creditors), have previously consented in writing, no Obligor will, and each Obligor will procure that none of its Subsidiaries will:

     (a) pay, prepay or repay, or make any distribution in respect of, or on account of, or purchase or acquire, any of the Subordinated Investor Debt in cash or in kind, except as permitted by Clause 8 (Permitted Payments), and save as contemplated by Clause 11.3 (Filing of Claims); or

     (b) discharge any of the Subordinated Investor Debt by set-off, any right of combination of accounts or otherwise except if and to the extent that it is permitted to be paid by Clause 8 (Permitted Payments), and save as contemplated by Clause 11.3 (Filing of Claims); or

     (c) create or permit to subsist any Security Interest over any of its assets for any of the Subordinated Investor Debt; or

     (d) give any financial support (including, without limitation, the taking of any participation, the giving of any guarantee, indemnity or other assurance against loss, or the making of any deposit or payment) to any person in respect of the Subordinated Investor Debt or to enable any person to do any of the things otherwise prohibited by paragraph
          (a) above or this paragraph (d); or

     (e) take or omit to take any action whereby the subordination of the Subordinated Investor Debt contemplated by this Agreement may be impaired except to the extent expressly permitted hereunder.

4.   AMENDMENTS

4.1  CHANGES TO SENIOR FINANCE DOCUMENTS

     Except as the Majority Junior Creditors and the Hedging Banks have expressly consented in writing (such consent to be deemed to have been given if within 20 Business Days of any written request for such consent being given to the Junior Agent the Senior Agent has not received written notification from the Junior Agent stating that the Majority Junior Creditors have refused to give any such consent), no Obligor or Senior Creditor will amend, vary, supplement or allow to be superseded any provision of any of the Senior Finance Documents (or give any waiver, release or consent having the same commercial effect) in a manner or to an extent which would result in:

     (a) the Margin specified in the Senior Facility Agreement being increased above the rate originally provided for in the Senior Facility Agreement; or

     (b) interest being required to be paid earlier or more frequently than at the end of each Interest Period as defined in the provisions of the Senior Facility Agreement in force on the date hereof save as results from procedural or administrative changes arising in the ordinary course of the administration of the Senior Facility Agreement which are not material (but this sub-clause (b) does not restrict or affect in any way any earlier or more frequent payment of interest arising pursuant to the provisions of the Senior Facility Agreement in force on the date hereof); or

     (c) any change to the basis upon which interest is calculated in accordance with the provisions of the Senior Facility Agreement in force on the date hereof, save as results from procedural or administrative changes arising in the ordinary course of the administration of the Senior Facility Agreement which are not material or any change in the currency of payment of any principal of or interest on the Senior Debt from that required pursuant to the terms of the Senior Facility Agreement in force on the date hereof (but this sub-clause (c) does not restrict or affect in any way any change effected pursuant to or resulting from the operation in accordance with their terms of the provisions of the Senior Facility Agreement related to the calculation or payment of interest in force on the date hereof); or

     (d) any Repayment Instalment or any mandatory prepayment under the Senior Facility Agreement being required to be made earlier than the date originally provided for in the Senior Facility Agreement, save as results from procedural or administrative changes arising in the ordinary course of the administration of the Senior Facility Agreement which do not materially alter the due date (but this sub-clause (d) does not restrict or affect in any way any right of any Senior Creditor to require prepayment or early repayment upon an acceleration following an Event of Default or otherwise (or the right or obligation of the Borrower to prepay any of the Senior Debt) in accordance with the provisions of the Senior Facility Agreement in force on the date hereof); or

     (e) the deferral of all or part of any Repayment Instalment in an amount greater than the amount of the Senior Headroom or so as to cause a breach of the provisions of Clause 19.4 (Limits on Senior Debt) or to a date beyond the first anniversary of the Final Maturity Date, save as results from procedural or administrative changes arising in the ordinary course of the administration of the Senior Facility Agreement which do not materially alter the due date or cause it to fall into a different quarterly accounting period; or

     (f) the waiver or release of any mandatory prepayments under Clause 7.6 of the Senior Facility Agreement, where the amount which, but for that waiver or release, would have been required to be applied in prepayment would in aggregate exceed the amount of the Senior Headroom or such waiver or release would cause a breach of Clause 19.4 (Limits on Senior Debt); or

     (g) any amendment, variation, waiver or release of or supplement to Clauses 16, 17, 18 and 19 of the Senior Facility Agreement (or any definition in Clause 1.1 of the Senior Facility Agreement of any term used therein which is material to the substance of any such clause) unless the Senior Agent acting reasonably and in good faith certifies that it considers that such amendment is not material in the context of this Agreement and the other Finance Documents or that such amendment, variation, waiver, release or supplement relaxes or makes those clauses less onerous on the Obligors; or

     (h) any Obligor becoming liable to make an additional payment (or increase an existing payment) under any of the Senior Finance Documents which liability does not arise from the provisions of the Senior Finance Documents in force on the date hereof (save as results from procedural or administrative changes arising in the ordinary course of the administration of the Senior Facility Agreement which are not material) other than in respect of any additional advances (or rolled up interest) and interest thereon (at the same rate (including Margin) payable under the provisions of the Senior Facility Agreement in force on the date hereof) to the extent those additional advances or rolled up interest qualify as Senior Debt taking into account Clause 19.4 (Limits on Senior Debt) (but this sub-clause (h) does not restrict or affect in any way the right of any Senior Creditor to charge or levy normal banking charges, fees (excluding refinancing or rescheduling fees), commissions, costs and expenses and interest (provided the interest rate does not exceed normal market rates) in relation to any further services or facilities made available to any Obligor not constituting Senior Debt and not made available in breach of the Junior Finance Documents).

4.2  CHANGES TO HEDGING DOCUMENTS

     Except as the Majority Creditors (save that, for the purposes of this Clause 4.2 only, the proviso contained in the definition of Majority Senior Creditors shall not be taken into account in defining the Majority Creditors) have previously consented in writing, no Obligor or Hedging Bank will amend, vary, supplement or allow to be superseded any provision of the Hedging Documents (or give any waiver, release or consent having the same commercial effect) to the extent that would result in:

     (a) any provision in the Hedging Documents being amended unless the Hedging Bank concerned acting reasonably and in good faith certifies that it considers such amendment does not impose restrictions or obligations or conditions on any Obligor which are more onerous than those originally provided for in the Hedging Documents; or

     (b) any payment under the Hedging Documents being required to be made by an Obligor earlier than the date originally provided for in the Hedging Documents, save as results from procedural or administrative changes arising in the ordinary course of the administration of the Hedging Documents which do not materially alter the due date (but, subject to Clause 5.2(b) (Undertakings of Hedging Banks) below, this sub-clause (b) does not restrict or affect in any way any right of the Hedging Bank or an Obligor to require early payment upon a termination or otherwise in accordance with the provisions of the Hedging Documents in force on the date hereof); or

     (c) any Obligor becoming liable to make an additional payment (or increase an existing payment) under any of the Hedging Documents which liability does not arise from the provisions of the Hedging Documents in force on the date hereof, save as results from procedural or administrative changes arising in the ordinary course of the administration of the relevant Hedging Document which are not material (but this sub-clause (c) does not restrict or affect in any way the right of any Hedging Bank to charge or levy normal banking charges, fees (excluding refinancing or rescheduling fees), commissions, costs and expenses in relation to any further services or facilities made available to any Obligor as part of day to day banking arrangements which do not constitute Hedging Liabilities and are not made available in breach of the Senior Finance Documents or Junior Finance Documents).

4.3  CHANGES TO JUNIOR FINANCE DOCUMENTS

     Until the Senior Discharge Date, except as the Majority Senior Creditors and the Hedging Banks have expressly consented in writing (such consent to be deemed to have been given if within 20 Business Days of any written request for such consent being given to the Senior Agent the Junior Agent has not received written notification from the Senior Agent stating that the Majority Senior Creditors have refused to give any such consent), no Obligor or Junior Creditor will amend, vary or supplement or allow to be superseded any provision of the Junior Finance Documents (or give any waiver, release or consent having the same commercial effect) in a manner or to an extent which would result in:

     (a) the Margin as defined and specified in the Junior Facility Agreement being increased above the rate originally provided for in the Junior Facility Agreement;

     (b) interest being required to be paid earlier or more frequently than on the last day of an Interest Period selected in accordance with and as defined in the original provisions of the Junior Facility Agreement, save as results from procedural or administrative changes arising in the ordinary course of the administration of the Junior Facility Agreement which are not material (but this sub-clause (b) does not restrict or affect in any way any earlier or more frequent payment of interest arising pursuant to the original provisions of the Junior Facility Agreement and which is not prohibited by the other terms of this Agreement);

     (c) any change to the basis upon which interest is calculated in accordance with the original provisions of the Junior Facility Agreement (save as results from procedural or administrative changes arising in the ordinary course of the administration of the Junior Facility Agreement which are not material) or any change in the currency of payment of any principal of or interest on the Junior Debt from that required by the original terms of the Junior Facility Agreement (but this sub-clause (c) does not restrict or affect in any way any change effected pursuant to or resulting from the operation in accordance with their terms of the original provisions of the Junior Facility Agreement related to the calculation or payment of interest and which is not prohibited by the other terms of this Agreement);

     (d) any repayment of Advances under the Junior Facility Agreement or any prepayment thereof thereunder being required to be made earlier than the date originally provided for in the Junior Facility Agreement, save as results from procedural or administrative changes arising in the ordinary course of the administration of the Junior Facility Agreement which do not materially alter the due date (but this sub-clause (d) does not restrict or affect in any way any right of any Junior Creditor to require prepayment or early repayment upon an acceleration following an Event of Default or otherwise (or the right or obligation of the Borrower party in that capacity to the Junior Facility Agreement to prepay any of the Junior Debt) in accordance with the original provisions of the Junior Facility Agreement, in each case to the extent not prohibited by the other terms of this Agreement);

     (e) any amendment, variation, waiver or release of or supplement to Clauses 16, 17, 18 or 19 of the Junior Facility Agreement (or any definition in Clause 1.1 of the Junior Facility Agreement of any term used therein which is material to the substance of any such clause), unless the Junior Agent acting reasonably and in good faith certifies that it considers such amendment or waiver is not material in the context of this Agreement or relaxes or makes those clauses less onerous on the Obligors and (in any such case) paragraph (g) below does not apply in relation to such amendment, variation, waiver, release or supplement;

     (f) any Obligor becoming liable to make an additional payment (or increase an existing payment) under any of the Junior Finance Documents which liability does not arise from the provisions of the Junior Finance Documents as in effect at the date of this Agreement (save as results from procedural or administrative changes arising in the ordinary course of the administration of the Junior Facility Agreement which are not material), other than in respect of rolled up interest and interest thereon at the same rate (including Margin) payable under the original provisions of the Junior Facility Agreement and not otherwise prohibited from being paid by the terms of this Agreement (but this sub-clause (f) does not restrict or affect in any way the right of any Junior Creditor to charge or levy reasonable banking charges, fees (excluding refinancing or rescheduling fees), commissions, costs and expenses and interest (provided the interest rate does not exceed normal market rates) in relation to any further services or facilities made available to any Obligor not constituting Junior Debt and not in breach of the Senior Finance Documents); or

     (g) any amendment, variation, waiver or release of or supplement to any of the Junior Finance Documents in a manner whereby the ranking and/or subordination arrangements provided for herein are adversely affected.

4.4  CHANGES TO SUBORDINATED INVESTOR DEBT DOCUMENTS

     Except as the Senior Agent (on the instructions of the Majority Senior Creditors) until the Senior Discharge Date and also, if prior to the Junior Discharge Date, the Junior Agent (on the instructions of the Majority Junior Creditors) have previously consented in writing, no Obligor or Subordinated Investor will amend, vary, waive, supplement or allow to be superseded any provision of the Subordinated Investor Debt Documents (or give any waiver, release or consent having the same commercial effect) except:

     (a) in a manner and to an extent such that the interests of each of the Senior Creditors and the Junior Creditors and the ranking and/or subordination arrangements provided for herein are not adversely affected (as to which a certificate of the Senior Agent (until the Senior Discharge Date and also, if prior to the Junior Discharge Date, the Junior Agent), acting reasonably and in good faith, shall be conclusive); and/or

     (b) for any waiver by the Subordinated Investors of any payment by the Borrower of any amount due under the Subordinated Investor Debt Documents.

4.5  WHOLE AGREEMENT

     The Borrower and the Subordinated Investors warrant and undertake that the Subordinated Investor Debt Documents contain the whole agreement regarding the Subordinated Investor Debt and that there are no other agreements or provisions (whether oral or in writing) amending, varying, supplementing, superseding or otherwise applicable to the Subordinated Investor Debt.

5.  ACCESSION AND UNDERTAKINGS OF HEDGING BANKS

5.1  ACCESSION OF HEDGING BANKS

     If there is no Hedging Bank specified in Schedule 4, then the provisions of this Agreement relating to Hedging Banks will not come into effect until such time as a bank which is to provide interest rate hedging facilities to members of the Group executes and delivers to the Security Trustee a deed of accession substantially in the form of Schedule 8, undertaking to be bound by all the provisions of this Agreement, together with copies of the proposed Hedging Documents in relation to such bank. No bank providing hedging facilities but not party hereto as a Hedging Bank will be entitled to share in any of the security constituted by the Security Documents in respect of Hedging Liabilities unless and until it has executed and delivered to the Security Trustee such a deed of accession. Subject to the next sentence, forthwith upon delivery of such a deed of accession to the Security Trustee a Hedging Bank will acquire all its rights and assume all its obligations under this Agreement. Notwithstanding the foregoing, no person not specified in Schedule 4 (other than Merrill Lynch Capital Services, Inc. or any affiliate or associate thereof) may become a Hedging Bank without the prior written consent of the Senior Agent (on the instructions of the Majority Senior Creditors) and the Junior Agent (on the instructions of the Majority Junior Creditors) to such person's identity and to the documents proposed as Hedging Documents in relation to it, which consent shall not be unreasonably withheld where that person is a Senior Creditor or a person whose acceptability to become a Hedging Bank has been confirmed in writing by the Senior Agent and the Junior Agent prior to the date hereof and the hedging arrangements concerned are Hedging Agreements as defined in the Senior Facility Agreement.

5.2  UNDERTAKINGS OF HEDGING BANKS

     Until the Senior Discharge Date, except as the Majority Senior Creditors (save that, for the purposes of this Clause 5.2 only, the proviso contained in the definition of Majority Senior Creditors shall not apply) have previously consented in writing, no Hedging Bank will:

     (a) demand (other than as may be necessary in order to exercise any right to terminate or close out any hedging transaction as provided in and permitted under paragraph (b) below) or receive payment, prepayment or repayment of, or any distribution in respect of, or on account of, any of the Hedging Liabilities in cash or in kind, or apply any money or property in or towards the discharge of any Hedging Liabilities except:

          (i) for scheduled payments arising under the original terms of the Hedging Documents (without regard to any amendments made after the date of those Hedging Documents other than those permitted by the terms of this Agreement); and/or

          (ii) for the proceeds of enforcement of the Security Documents received and applied in the order permitted by Clause 15 (Proceeds of Enforcement of Security); or

     (b) exercise any right to terminate or close out any hedging transaction under the Hedging Documents prior to its stated maturity (whether by reason of the Obligor counterparty becoming a Defaulting Party or Affected Party thereunder (and as defined therein) or otherwise) unless:

          (i) such Obligor has defaulted on a payment due under the Hedging Documents after allowing for any required notice and any applicable days of grace and such default continues for more than three Business Days after notice of such default being given to the Senior Agent; or

          (ii) the Senior Agent has declared all of the Senior Debt due and payable and/or payable on demand and/or cancelled the Total Commitments in full under Clause 19.17 of the Senior Facility Agreement; or

          (iii) the termination or close out is within 30 calendar days of a cancellation in full (on or before 30th June, 1998 and whether such cancellation is automatic or voluntary by the Borrower) of the Total Commitments under and as defined in the Senior Facility Agreement (or, if the 30th calendar day after such cancellation is not a New York Business Day, on the next succeeding New York Business Day) and it has given at least five New York Business Days' prior written notice; or

          (iv) a Material Senior Default has occurred and is continuing; or

     (c) discharge all or any part of the Hedging Liabilities by set-off, any right of combination of accounts or otherwise except if and to the extent that those Hedging Liabilities are permitted to be paid under paragraph (a) above; or

     (d) permit to subsist or receive any Security Interest or any financial support (including without limitation, the giving of any guarantee, indemnity or other assurance against loss, or the making of any deposit or payment) for, or in respect of, any of the Hedging Liabilities other than under the Security Documents or any guarantee given by a Subsidiary of the Borrower to a Hedging Bank where a guarantee has also been given by that Subsidiary to the Senior Creditors and the Junior Creditors.

5.3  TWO WAY PAYMENTS

     Each Obligor and each Hedging Bank agrees that:

     (a) any Hedging Document to which they are party governing the terms of a hedging transaction will provide for "full two way payments" or payments under the "Second Method" in the event of a termination of that hedging transaction entered into under that Hedging Document whether upon a Termination Event or an Event of Default (as defined therein), or any other method, the substantive effect of which is, that the Defaulting Party or Affected Party under (and as defined in) that Hedging Document will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions effected under that Hedging Document is in its favour;

     (b) if, on termination of any hedging transaction under a Hedging Document, a settlement amount or other amount falls due from that Hedging Bank to any Obligor then, if the security constituted by the Security Documents has become enforceable, that amount shall be paid by such Hedging Bank to the Security Trustee and treated as proceeds of enforcement of the security conferred by the Security Documents for application in the order prescribed in this Agreement;

     (c) unless it has already exercised such rights in accordance with Clause 5.2(b) above, each Hedging Bank will exercise any rights it may have to terminate the hedging transactions under the Hedging Documents after the Senior Agent has declared all of the Senior Debt immediately due and payable and/or payable on demand and/or has cancelled the Total Commitments in full under Clause 19.17 of the Senior Facility Agreement, unless the Majority Senior Creditors otherwise agree or require; and

     (d) if the Senior Discharge Date would have occurred but for the fact that Hedging Liabilities only remain outstanding, the Junior Agent (acting on the instructions of the Majority Junior Creditors) may (by notice to the Borrower) direct the Borrower to terminate or procure the termination of all outstanding hedging transactions under the Hedging Documents in relation to any Hedging Bank if that Hedging Bank is requiring any Junior Creditor to refrain from taking any action which, but for the provisions of this Agreement, it would not have been prevented from taking; the Borrower will (and as against the Hedging Banks will be entitled to) if so required:

          (i) terminate or procure termination of all such hedging transactions as though an Additional Termination Event (as defined in the relevant Hedging Document) had occurred and the Borrower was the Affected Party (as defined in the relevant Hedging Document) and Market Quotation (as defined in the relevant Hedging Document) applied; or

          (ii) (at the option of the Borrower) procure the novation of all the Borrower's rights and obligations under all such hedging transactions to a third party (not being a member of the Group) approved by the Hedging Bank(s) concerned and without any recourse to the Borrower by such third party, whereupon the Hedging Document(s) concerned will cease to be Hedging Document(s),

          PROVIDED THAT the Junior Agent will consult in good faith with the Borrower and the relevant Hedging Banks in relation to the manner and timing of any such termination or novation with a view to achieving an orderly termination or, as the case may be, novation of the relevant transactions.

5.4  HEDGING DOCUMENTS

     Each Hedging Bank will provide to the Security Trustee copies of all documents constituting the Hedging Documents as soon as reasonably practicable.

5.5  ISDA FORM

     The provisions of this Agreement relating to hedging transactions assume that all Hedging Documents will be based on 1992 ISDA Master Agreements.
     If this proves not to be the case, such amendments shall be made to such provisions as are necessary, in the light of the actual provisions of the Hedging Documents, in order that this Agreement may have the same effect in relation to hedging transactions as it would have had if such assumption had been correct.

6.  UNDERTAKINGS OF JUNIOR CREDITORS

     Until the Senior Discharge Date, except as the Majority Senior Creditors have previously consented in writing, no Junior Creditor will:

     (a) demand or receive payment, prepayment or repayment of, or any distribution in respect of, or on account of, any of the Junior Debt in cash or in kind or apply any money or property in or towards the discharge of any Junior Debt, except to the extent permitted by Clause 8 (Permitted Payments) or Clause 14 (Permitted Junior Enforcement), and save as contemplated by Clause 11.3 (Filing of Claims);

     (b) discharge or seek to discharge all or any part of the Junior Debt by set-off, any right of combination of accounts or otherwise except to the extent that the Junior Debt is permitted to be paid by Clause 8 (Permitted Payments) or Clause 14 (Permitted Junior Enforcement), and save as contemplated by Clause 11.3 (Filing of Claims); or

     (c) permit to subsist or receive any Security Interest or any financial support, guarantee, indemnity or other assurance against loss, or the making of any deposit (other than funded or unfunded sub-participations in the Junior Debt by banks or financial institutions) for, or in respect of, any of the Junior Debt other than:

          (i)   under the Security Documents;

          (ii) the guarantee contained in Clause 15 of the Junior Facility Agreement or any other where a guarantee has been given to or in favour of the Senior Creditors by the same members of the Group; or

          (iii) any other Security Interest or support granted for the full benefit (save to the extent otherwise required so as to comply with applicable law) of the Senior Creditors, the Hedging Banks and the Junior Creditors in accordance with the ranking set out in this Agreement.

7.   UNDERTAKINGS OF SUBORDINATED INVESTORS

7.1  SUBORDINATED INVESTORS' UNDERTAKINGS

     Until the Senior Discharge Date, except as the Senior Agent (on the instructions of the Majority Senior Creditors), and until the Junior Discharge Date, except as the Junior Agent (on the instructions of the Majority Junior Creditors), have previously consented in writing, and otherwise except to the extent permitted by Clause 8 (Permitted Payments):

     (a) no Subordinated Investor will demand payment of, exercise any rights in respect of, or prosecute or pursue any claims for breach of, any representation or warranty or undertaking made or under any indemnity given by any Obligor under or in connection with the Subordinated Investor Debt Documents (where any such demand, exercise, prosecution or pursuit would give rise to a claim (whether liquidated or otherwise) for damages, payments, costs or losses), PROVIDED THAT, to the extent not inconsistent with the provisions of the Senior Finance Documents or the Junior Finance Documents, a Subordinated Investor may seek to enforce any such undertaking given by any Obligor by means of an injunction or an order for specific performance; and

     (b) no Subordinated Investor will demand or receive payment of, exercise any rights in respect of, or prosecute or pursue any claims for any Subordinated Investor Debt where any such demand, exercise, prosecution or pursuit would give rise to a claim (whether liquidated or otherwise) for damages, payments, costs or losses; and

     (c) no Subordinated Investor will claim or rank as a creditor in the insolvency, winding up, bankruptcy or liquidation of any Obligor, save as contemplated by Clause 11.3 (Filing of Claims); and

     (d) no Subordinated Investor will take or omit to take any action whereby the ranking and/or subordination arrangements provided for in this Agreement may be impaired.

7.2  WARRANTIES OF SUBORDINATED INVESTORS

     Each Subordinated Investor hereby warrants to each Senior Creditor, each Hedging Bank and each Junior Creditor that:

     (a) it is duly incorporated (if a corporate person) or duly established (in any other case) and validly existing under the laws of the place of its incorporation or formation; and

     (b)  this Agreement constitutes its legal, valid and binding obligations.

7.3  TIME-BARRED CLAIMS

     If any Subordinated Investor is unable to take proceedings against any Obligor because of any restrictions contained herein and is in danger of being time barred from taking such proceedings it shall be able to make such a claim to prevent such time bar, provided that the relevant Subordinated Investor shall only be entitled to pursue any proceedings in connection with such claim to the extent necessary to prevent such time bar or to prevent any such proceedings from being struck out. Any amounts received by a Subordinated Investor in connection with any such claims shall be subject to turnover and application as provided in Clause 10 (Turnover).

7.4  SUBORDINATED INVESTORS' AGENT

(a) Each Subordinated Investor authorises BRE/Satellite L.P. to act on its behalf as its agent in relation to this Agreement and authorises:

     (i) BRE/Satellite L.P. on its behalf to receive all notices and instructions on its behalf without further reference to or the consent of such Subordinated Investor; and

     (ii) each Senior Creditor and Junior Creditor to give any notice, demand or other communication to be given to or served on such Subordinated Investor pursuant to this Agreement to BRE/Satellite L.P. on its behalf, and in each such case such Subordinated Investor will be bound thereby as though such Subordinated Investor itself had received such information, received such notice and instructions, or received any such demand or other communication. As soon as practicable after receipt thereof BRE/Satellite L.P. shall deliver to the Subordinated Investors all notices received by it hereunder.

(b) Every act, omission, notice or other communication given or made by the Subordinated Investors' Agent under this Agreement, or in connection with this Agreement (whether or not known to any other Subordinated Investor and whether occurring before or after such other Subordinated Investor became a Subordinated Investor under this Agreement), shall be binding for all purposes on all other Subordinated Investors as if the other Subordinated Investors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Subordinated Investors' Agent and any other Subordinated Investor, those of the Subordinated Investors' Agent shall prevail.

8.   PERMITTED PAYMENTS

(a) Prior to the Senior Discharge Date, but subject to Clauses 9 (Suspension of Permitted Payments) and 10 (Turnover), the Obligors may pay in cash, and the Junior Creditors may receive and retain payment in cash of, all amounts the payment of which is provided for in the Junior Facility Agreement (without regard to any amendment after the date of this Agreement except as permitted under this Agreement) on or after the dates provided for in the Junior Facility Agreement and only in accordance with the terms thereof. For the avoidance of doubt, the Junior Creditors may also receive and retain any proceeds of any permitted enforcement of the Security Documents in accordance with Clause 14.7 (Order of application) and Clause 15.1 (Order of Application).

(b)  After the Senior Discharge Date any such payments referred to in paragraph
     (a) above may be made and received freely in accordance with the terms of the Junior Facility Agreement.

(c) Prior to the later of the Senior Discharge Date and the Junior Discharge Date, but subject to Clauses 9 (Suspension of Permitted Payments) and 10 (Turnover), the Borrower may make payments of interest in respect of Subordinated Investor Debt either in cash or by the issue of further Subordinated Investor Debt in lieu of cash interest or by redeeming Subordinated Investor Debt previously issued in lieu of cash interest if, and to the extent, permitted by Clause 17.20(b) of the Senior Facility Agreement or (after the Senior Discharge Date) Clause 17.20(b) of the Junior Facility Agreement.

9.   SUSPENSION OF PERMITTED PAYMENTS

9.1  PAYMENT DEFAULT

     Subject to Clauses 11 (Subordination on Insolvency etc.) and 14 (Permitted Junior Enforcement), no Obligor may make any payment permitted by Clause 8 (Permitted Payments) if a Non-Payment Event has occurred for so long as such Non-Payment Event remains outstanding.

9.2  OTHER DEFAULTS

     Subject to Clauses 11 (Subordination on Insolvency etc.) and 14 (Permitted Junior Enforcement), no Obligor may make any payments permitted by Clause 8 (Permitted Payments) (other than any expressly excepted and permitted by the Senior Agent, with the consent of the Majority Senior Creditors, in the written notice referred to below or otherwise in writing) if, after a Material Senior Default has occurred and whilst that Material Senior Default is continuing, the Senior Agent has on the instructions of the Majority Senior Creditors served a written notice (a "STOP NOTICE") on the Junior Agent, the Subordinated Investors' Agent and the Borrower specifying such Material Senior Default and suspending those permitted payments (other than those so excepted or permitted), until the earlier of:

     (a) the date on which the Junior Agent is notified by the Senior Agent that the Material Senior Default concerned has been cured or waived by the Majority Senior Creditors in writing (and the Senior Agent shall provide such notification promptly after the relevant Material Senior Default has been so cured or waived); or

     (b) the date on which the Material Senior Default concerned has ceased to exist (and, in the case of breach of a financial covenant, the breach will be treated as having ceased to exist from the time that any financial statements or accounts are subsequently delivered to the Senior Agent under Clauses 17.2(b) or (c) of the Senior Facility Agreement establishing compliance with that financial covenant as at the end of any subsequent quarter to the reasonable satisfaction of the Senior Agent); or

     (c) the date on which the Senior Agent, acting on the instructions of the Majority Senior Creditors, by notice in writing to the Borrower, the Subordinated Investors' Agent and the Junior Agent cancels the Stop Notice; or

     (d)  the Senior Discharge Date,

     PROVIDED THAT unless otherwise agreed by the Junior Agent (on the instructions of the Majority Junior Creditors) no Stop Notice may be served by the Senior Agent in reliance on a particular Material Senior Default more than six months after the Senior Agent received notice in writing from any Obligor, Senior Creditor or Junior Creditor specifying the Event of Default constituting that Material Senior Default and specifying that it constitutes an Event of Default under the Senior Facility Agreement (or four months if the notice specifies that the Material Senior Default arises from breach of a financial or minimum value covenant in Clause 18 of the Senior Facility Agreement).

10.   TURNOVER

10.1  TURNOVER

     If at any time prior to the Senior Discharge Date:

     (a) any Hedging Bank receives or recovers a payment or distribution in cash or in kind of, or on account of, any of the Hedging Liabilities which is prohibited by Clause 5.2 (Undertakings of Hedging Banks); or

     (b) any Junior Creditor or Subordinated Investor receives or recovers a payment or distribution in cash or in kind of, or on account of, any of the Junior Debt or Subordinated Investor Debt which is not permitted by Clause 8 (Permitted Payments) or, in the case of Junior Debt, made in accordance with the provisions of Clause 15 (Proceeds of Enforcement of Security); or

     (c)  any Junior Creditor or any Subordinated Investor receives or recovers:
          (i) the proceeds of any enforcement of any security conferred by the Security Documents otherwise than, in the case of a Junior Creditor, in the order set out in Clause 15 (Proceeds of Enforcement of Security), (ii) any amount from any Report Provider in its capacity as such, or (iii) any amount as a result of taking action permitted under Clause 7.1 (Subordinated Investors' Undertakings); or

     (d) any Obligor or any other member of the Group makes any payment or distribution in cash or in kind on account of the purchase or other acquisition of any of the Junior Debt or Subordinated Investor Debt which is not permitted by Clause 8 (Permitted Payments); or

     (e) any of the Junior Debt or Subordinated Investor Debt is discharged by set-off, combination of accounts or otherwise (save to the extent permitted by Clause 8 (Permitted Payments)),

     the receiving Hedging Bank, Junior Creditor or Subordinated Investor (as the case may be) will, in the case of a Subordinated Creditor, hold on trust for the Security Trustee and, in each such case, upon demand pay and distribute to the Security Trustee for application as provided in Clause 15 (Proceeds of Enforcement of Security) the amount of such payment, distribution, recovered proceeds, receipt, set-off, combination of accounts or other discharge, after deducting from the amount recovered, in the case of the Junior Creditors or Hedging Banks only, the costs, liabilities and expenses (if any) reasonably incurred by the Junior Creditors or Hedging Banks in recovering such payment, distribution, recovered proceeds, receipt, set-off or other discharge or effecting such combination of accounts. Each Obligor in respect of Junior Debt shall indemnify the Junior Creditors upon demand (to the extent of its liability for the Junior
     Debt) for the amount of such payment, distribution, recovered proceeds, set-off, combination of accounts or other discharge so paid and distributed and (if appropriate) costs, liabilities and expenses, and the Junior Debt and the Subordinated Investor Debt (as the case may be) will not be deemed to have been reduced or discharged in any way or to any extent by the relevant payment, distribution, set-off, proceeds, combination of accounts, costs, liabilities or expenses except pursuant to Clause 15 (Proceeds of Enforcement of Security).

10.2 JUNIOR TURNOVER

     If at any time after the Senior Discharge Date but prior to the Junior Discharge Date:

     (a) any Subordinated Investor receives or recovers a payment or distribution in cash or in kind of, or on account of, any of the Subordinated Investor Debt which is not permitted by Clause 8 (Permitted Payments) or any Subordinated Investor receives or recovers any amount as a result of taking permitted action under Clause 7.1 (Subordinated Investors' Undertakings); or

     (b) any Obligor or any other member of the Group makes any payment or distribution in cash or in kind on account of the purchase or other acquisition of any of the Subordinated Investor Debt which is not permitted by Clause 8 (Permitted Payments); or

     (c) any of the Subordinated Investor Debt is discharged by set-off, combination of accounts or otherwise (otherwise than if and to the extent permitted by Clause 8 (Permitted Payments)),

     the receiving Subordinated Investor will hold on trust for the Security Trustee and forthwith upon demand pay to the Security Trustee for application as provided in Clause 15 (Proceeds of Enforcement of Security) the amount of such payment, distribution, receipt, set-off, combination of accounts or other discharge.

10.3 OVER-RECEIPT

     If at any time after the Senior Discharge Date any Senior Creditor or Hedging Bank receives any amount which it is (or would, but for the occurrence of the Senior Discharge Date, have been) obliged to apply in respect of the Senior Debt or the Hedging Liabilities (as the case may be) it will forthwith pay such amount to the Security Trustee for application in accordance with the terms of this Agreement. If at any time after the Junior Discharge Date any Junior Creditor receives any amount which it is (or would, but for the occurrence of the Junior Discharge Date, have been) obliged to apply in respect of the Junior Debt, it will forthwith pay such amount to the Security Trustee (or, if there is no Security Trustee, the Borrower) for application in accordance with the terms of this Agreement.

11.  SUBORDINATION ON INSOLVENCY ETC.

11.1 SUBORDINATION EVENTS

     If (save for the purposes of, and followed by, any amalgamation, merger or reconstruction while solvent and on terms previously approved in writing by the Majority Senior Creditors if prior to the Senior Discharge Date and the Majority Junior Creditors if prior to the Junior Discharge Date):

     (a) any resolution is passed or order made for the winding-up, bankruptcy, liquidation, dissolution, administration or reorganisation of any Obligor; or

     (b) any Obligor becomes subject to any insolvency, bankruptcy, reorganisation, receivership (whether relating to all or some only of its assets and whether or not resulting from the enforcement of any of the Security Documents), liquidation, dissolution or other similar proceeding whether voluntary or involuntary (and whether or not involving insolvency) or

     (c) any Obligor assigns its assets for the benefit of its creditors or enters into any composition or arrangement with its creditors generally or any arrangement is ordered or declared whereby its affairs and/or assets are submitted to the control of or are protected from its creditors; or

     (d) any Obligor becomes subject to any distribution of its assets in consequence of insolvency, bankruptcy, reorganisation, liquidation, dissolution or administration; or

     (e) any event analogous to any of the foregoing shall occur in relation to any Obligor or its assets in any jurisdiction;

     the provisions of Clauses 11.2, 11.3 and 11.4 shall apply.

11.2 SUBORDINATION

     In any of the circumstances mentioned in Clause 11.1:

     (a) the claims against the relevant Obligor in respect of Junior Debt will be subordinate in right of payment to the claims against the relevant Obligor in respect of Senior Debt and Hedging Liabilities; and

     (b) the claims against the relevant Obligor in respect of Subordinated Investor Debt will be subordinate in right of payment to the claims against the relevant Obligor in respect of Senior Debt, Hedging Liabilities and Junior Debt.

11.3 FILING OF CLAIMS

     In any of the circumstances mentioned in Clause 11.1, until the time when both the Senior Discharge Date and the Junior Discharge Date have occurred, the Security Trustee may, and is irrevocably authorised on behalf of the Junior Creditors and the Subordinated Investors respectively to:

     (a) demand, claim, enforce and prove for the Junior Debt and Subordinated Investor Debt (if any) owed by, or any other claims against, the relevant Obligor;

     (b) file claims and proofs, give receipts and take all such proceedings and do all such things as the Security Trustee considers reasonably necessary to recover the Junior Debt and Subordinated Investor Debt owed by, or any other claims against, the relevant Obligor; and

     (c) receive all distributions on or on account of the Junior Debt and Subordinated Investor Debt owed by, or any other claims against, the relevant Obligor for application in accordance with Clause 15 (Proceeds of Enforcement of Security).

     If, and to the extent that, the Security Trustee is not entitled to demand, claim, enforce, prove, file, give receipts or take proceedings for the recovery of the Junior Debt or Subordinated Investor Debt owed by the relevant Obligor, the Junior Creditors or Subordinated Investors (as the case may be) will do so in good time as requested by the Security Trustee from time to time after the occurrence of any of the circumstances mentioned in Clause 11.1, and subject, in the case of the Junior Debt only, to the Senior Creditors and Hedging Banks giving an indemnity for any costs and expenses which may be reasonably incurred by the Junior Creditors or Subordinated Investors in respect thereof.

11.4 DISTRIBUTIONS

(a) In any of the circumstances mentioned in Clause 11.1, until the Senior Discharge Date each Junior Creditor and Subordinated Investor will, in the case of the Subordinated Investor, hold on trust for the Security Trustee and, in each such case, will, upon demand by the Security Trustee, pay an amount equal to the amount of all distributions in cash or in kind received in consequence of such circumstances by, or by any agent for, such Junior Creditor or Subordinated Investor (as the case may be) in respect of the Junior Debt or Subordinated Investor Debt (as the case may be) to the Security Trustee for application in accordance with Clause 15 (Proceeds of Enforcement of Security) and pending such application the Security Trustee will hold such distribution on trust for the beneficiaries entitled thereto (according to the ranking of entitlements set out in Clause 15 (Proceeds of Enforcement of Security)).

(b) After the Senior Discharge Date but prior to the Junior Discharge Date, in any of the circumstances mentioned in Clause 11.1, each Subordinated Investor will hold on trust for the Security Trustee and will, upon demand by the Security Trustee, pay an amount equal to the amount of all distributions in cash or in kind received in consequence of such circumstances by, or by any agent for, such Subordinated Investor in respect of the Subordinated Investor Debt to the Security Trustee for application in accordance with Clause 15 (Proceeds of Enforcement of Security) and pending such application the Security Trustee will hold such distributions on trust for the Security Trustee and the beneficiaries entitled thereto (according to the ranking of their respective entitlements set out in Clause 15 (Proceeds of Enforcement of Security)).

(c) In any of the circumstances mentioned in Clause 11.1, the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Obligor concerned or their proceeds shall be directed to pay distributions on the Junior Debt and Subordinated Investor Debt direct to the Security Trustee until the Senior Discharge Date are paid or, as the case may be, the Junior Discharge Date.

(d) Prior to the Senior Discharge Date, the Junior Creditors and the Subordinated Investors will give all such notices and do all such things as the Senior Agent or the Security Trustee may reasonably request to give effect to this Clause 11.4. After the Senior Discharge Date but prior to the Junior Discharge Date the Subordinated Investors will give all such notices and do all such things as the Junior Agent or the Security Trustee may reasonably request to give effect to this Clause 11.4.

12.  PRIORITY OF SECURITY

12.1 RANKING OF DEBT

     Subject to Clause 14.7 (Order of application), all existing and future security conferred by the Security Documents on the Senior Creditors and the Hedging Banks will to the extent that it secures Senior Debt and/or Hedging Liabilities (subject, in each case, to the provisos to those terms set out in Clause 1.1 (Definitions and Interpretation)):

     (a) rank in all respects prior to existing and future security conferred by those or any other Security Documents on the Junior Creditors, regardless of order of registration, recording, notice, execution or otherwise; and

     (b) secure all the Senior Debt and Hedging Liabilities pari passu between themselves but in priority to the Junior Debt regardless of the date upon which the Senior Debt or Hedging Liabilities arise, regardless of whether a Senior Creditor is obliged to advance moneys included in Senior Debt and regardless of any fluctuations in the amount of Senior Debt or Hedging Liabilities outstanding or any intermediate discharge of the Senior Debt or Hedging Liabilities in whole or in part.

     The Subordinated Investor Debt is and will remain unsecured.

12.2 REGISTRATION AND NOTICE

     The Junior Agent, the Senior Agent and the Security Trustee will co-operate with a view to reflecting the priority of the security conferred by the Security Documents in any register or with any filing or registration authority and in giving notice to insurers and debtors liable for receivables covered by the security conferred by the Security Documents and other persons.

13.  RESTRICTIONS ON ENFORCEMENT

     Until:

     (a) the Senior Discharge Date, subject to Clauses 11 (Subordination on Insolvency etc.) and, in the case of the Junior Creditors only, 14 (Permitted Junior Enforcement), or unless the Majority Senior Creditors have previously consented in writing; or

     (b) if the Senior Discharge Date has then occurred, the Junior Discharge Date, subject to Clause 11 (Subordination on Insolvency etc.), or unless the Majority Junior Creditors have previously consented in writing, none of the Junior Creditors (in the case of paragraph (a) only) or the Subordinated Investors will:

     (i) accelerate any of the Junior Debt or the Subordinated Investor Debt or otherwise declare any of the Junior Debt or the Subordinated Investor Debt prematurely due or payable on an Event of Default (however described) unless, in the case of the Junior Creditors only, the Senior Agent has declared the Senior Debt prematurely due and payable;

     (ii) enforce the Junior Debt or the Subordinated Investor Debt by attachment, set-off, execution or otherwise;

     (iii) have any right to crystallise, or require the Security Trustee to crystallise, any floating charge in the Security Documents (and for the avoidance of doubt none of the Subordinated Investors will at any time have such right);

     (iv) have any right to enforce, or require the Security Trustee to enforce, any security conferred by the Security Documents by sale, possession, appointment of a receiver or otherwise (and for the avoidance of doubt none of the Subordinated Investors will at any time have such right);

     (v) petition for (or vote in favour of any resolution for) or initiate or support or take any steps with a view to any winding up, bankruptcy, insolvency, liquidation, reorganisation, moratorium, administration, dissolution or any analogous proceedings (save for the purposes of, and followed by, any amalgamation, merger or reconstruction while solvent and on terms previously approved in writing by the Majority Senior Creditors) or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving an Obligor (or any of its Subsidiaries), whether by petition, convening a meeting, voting for a resolution or otherwise; or

     (vi) (except as permitted by Clause 7.3) bring or support any other legal proceedings against any Obligor (or any of its Subsidiaries) except that nothing in this sub-clause (vi) will restrict the bringing of proceedings by the Junior Creditors (or by the Subordinated Investors) solely for injunctive relief (or analogous proceedings in jurisdictions outside England and Wales) to restrain any actual or putative breach of the Junior Finance Documents (or the Subordinated Investor Debt Documents as the case may be) or for specific performance not claiming damages, in either case to the extent not inconsistent with any other provision of this Agreement.

14.  PERMITTED JUNIOR ENFORCEMENT

14.1 PERMITTED ENFORCEMENT

     The Junior Creditors may take the actions described in Clause 14.2 in relation to the Junior Share Mortgages only if:

     (a) an Event of Default has occurred and is continuing under the Junior Facility Agreement as a result of:

          (i)  non-payment when due of:

               (A) any principal, interest or fees; or

               (B) any other amounts aggregating not less than (Pounds)100,000 (or equivalent in other currencies),

               qualifying as Junior Debt; and/or


          (ii) any of the other Events of Default has occurred and is continuing (subject to Clauses 26.15(f) and 26.16(e)) under the Junior Facility Agreement other than by reason of acceleration of the Senior Debt pursuant to Clause 19.17 (Acceleration) of the Senior Facility Agreement; and

     (b) the Junior Agent has given notice in writing (an "ENFORCEMENT NOTICE") to the Senior Agent (who shall promptly notify each Senior Creditor and each Hedging Bank) of the occurrence of such Event of Default and specifying the Event of Default concerned; and

     (c) no Non-Payment Event has occurred in respect of any amount which qualifies as Senior Debt or Hedging Liabilities which has not been cured under Clause 26.15 (Junior Creditors' cure rights - Non-Payment Events) or otherwise; and

     (d)  no Event of Default under Clause 18.2 (Debt Service Coverage Ratio) or
          18.3 (Loan to Value Ratio) of the Senior Facility Agreement has occurred which has not been cured under Clause 26.16 (Junior Creditors' cure rights - financial and minimum value covenants) or otherwise; and

     (e)  no Enforcement Event has occurred.


14.2 JUNIOR ENFORCEMENT RIGHTS

(a)  If (and for so long as):

     (i) the Junior Creditors are permitted by Clause 14.1 to take action under this Clause 14.2; and

     (ii)  the Junior Share Mortgages have become enforceable,

     the Junior Agent may by notice to the Security Trustee (copied to the Senior Agent) require the Security Trustee to enforce the Junior Share Mortgages by exercising its power of sale in relation to the Specified Shares in accordance with this Clause 14 without the need for any consent from the Senior Creditors or the Hedging Banks.

(b) The Junior Agents' notice shall specify whether the sale of the Specified Shares shall be by way of public auction or private sale to the Junior Creditors or to any nominee or trustee on their behalf. If the sale is to be by way of public auction, Clause 14.3 (Public auction) shall apply and if it is to be by way of private sale, Clause 14.4 (Private sale) shall apply.

(c) No sale of the Specified Shares pursuant to a public auction or private sale conducted in accordance with Clause 14.3 (Public auction) or Clause
     14.4 (Private sale) (as the case may be) to any person other than the Junior Creditors or a nominee or trustee acting on their behalf shall be permitted without the prior written consent of the Senior Agent (acting on the instructions of the Majority Senior Creditors).

14.3 PUBLIC AUCTION OF SPECIFIED SHARES

(a) Any public auction of the Specified Shares shall be in accordance with, and subject to, the terms of the Junior Share Mortgages and this Agreement.

(b) The Security Trustee shall consult with the Junior Agent as to the venue and timing of the public auction and the Junior Agent or any nominee or trustee acting on behalf of the Junior Creditors may attend and bid at such auction on behalf of the Junior Creditors.

14.4  PRIVATE SALE

(a) Any private sale to the Junior Creditors or any trustee or nominee on their behalf shall be at a price and on terms which are negotiated between:

     (i) the Security Trustee and its independent advisors, including valuers appointed under paragraph (b) below; and

     (ii) the Junior Creditors and separate and independent advisors acting on their behalf.

     In connection with any such negotiations the Security Trustee and its advisors shall act independently of the Junior Creditors and their advisors.

(b) In determining the price for any private sale of the Specified Shares to the Junior Creditors or any trustee or nominee on their behalf, independent valuations of the Specified Shares to be sold shall be obtained by the Security Trustee from not less than two valuers acting independently of the Junior Creditors. The Security Trustee and its advisors shall have regard to these valuations in determining the sale price for the Specified Shares, together with such other considerations as the Security Trustee and its advisors see fit.

(c) To the extent any valuation obtained under paragraph (b) above includes any Initial Property, those aspects of the valuation dealing with that Initial Property shall be conducted on the same basis as Valuations under the Senior Facility Agreement and the Junior Facility Agreement, provided that for the purposes of this Clause 14, the Valuer also shall be instructed to take into account the value (if any) of all other tangible and intangible assets of the company which issued the Specified Shares which are being valued.

14.5 PROTECTION OF THE SECURITY TRUSTEE

     In addition to the other protections and indemnities for the Security Trustee contained in this Agreement and the other Finance Documents, the Security Trustee shall incur no liability to any person where it has acted on the advice of its advisors appointed as contemplated by this Clause 14 in connection with any sale of the Specified Shares by way of public auction or private sale as contemplated by this Clause 14 and, in particular, the Security Trustee shall not be responsible to any Party in respect of the price obtained for the Specified Shares if the price is not less than the minimum price required under Clause 14.6.

14.6 MINIMUM PRICE

     Notwithstanding anything in this Clause 14, the price for the Specified Shares on any enforcement of the Junior Share Mortgages by public auction or private sale as contemplated by this Clause 14 shall not be less than the sum of:

     (a)  (Pounds)100,000 and;

     (b) all costs, charges, expenses and liabilities (and all interest thereon as provided in the Junior Share Mortgages) incurred by or on behalf of the Security Trustee and any receiver, attorney or agent in connection with carrying out its duties and exercising its powers and discretions under the Junior Share Mortgages and the remuneration of the Security Trustee and every receiver under the Junior Share Mortgages and the remuneration of all valuers and other advisors appointed by the Security Trustee or any receiver as contemplated by this Clause 14.

14.7 ORDER OF APPLICATION

     All proceeds of any sale of the Specified Shares pursuant to any public auction or private sale under the Junior Share Mortgages as contemplated by this Clause 14 shall be applied in the order specified in the relevant Junior Share Mortgage(s). The Junior Agent may give a notice under Clause
     19.17 (Acceleration) of the Junior Facility Agreement accelerating the Junior Debt only to the extent necessary to ensure that there is due and payable an amount of Junior Debt not exceeding the amount available for application in or towards payment of the Junior Debt out of the proceeds of the sale of the Specified Shares.

14.8 SENIOR SECURITY

     Any sale of the Specified Shares to the Junior Creditors or any nominee or trustee on their behalf shall be on terms that the Specified Shares shall remain subject to the security created by the Senior Share Mortgages.

15.  PROCEEDS OF ENFORCEMENT OF SECURITY

15.1 ORDER OF APPLICATION

     Subject to Clause 14.7 and subject to the rights of any prior or preferential Security Interests or creditors, the net proceeds of enforcement of the security conferred by the Security Documents shall be paid to the Security Trustee and those proceeds and all other amounts paid to the Security Trustee pursuant to the provisions of this Agreement shall be applied in the following order (PROVIDED THAT no proceeds will be applied in payment of any amounts specified in any of the paragraphs below until all amounts specified in such preceding paragraphs have been paid in full):

     FIRST in payment of all costs, charges, expenses and liabilities (and all interest thereon as provided in the Security Documents) reasonably incurred by or on behalf of the Security Trustee and any receiver, attorney or agent in connection with carrying out its duties and exercising its powers and discretions under the Security Documents and the remuneration of the Security Trustee and every receiver under the Security Documents;

     SECOND in payment of all costs and expenses incurred by or on behalf of any Senior Creditor, any Hedging Bank and (to the extent incurred in taking action requested by the Security Trustee or the Senior Agent) any Junior Creditor in connection with such enforcement;

     THIRD in payment to the Senior Agent for application towards the balance of the Senior Debt (in accordance with the provisions of the Senior Facility Agreement) and the Hedging Liabilities then outstanding pari passu between themselves (but for the avoidance of doubt excluding the amount of any Senior Debt or Hedging Liabilities referred to in the proviso to each such term in Clause 1.1 (Definitions));

     FOURTH in payment of all costs and expenses incurred by or on behalf of any Junior Creditor in connection with such enforcement, not otherwise paid pursuant to the Second paragraph above;

     FIFTH  in payment to the Junior Agent for application towards the Junior
               Debt then outstanding in accordance with the provisions of the Junior Facility Agreement;

     SIXTH in payment to the Senior Agent for application pro rata towards any amounts then outstanding which, but for the provisos to the definitions of Senior Debt and Hedging Liabilities in Clause 1.1 (Definitions) and Clauses 19.4 (Limits on Senior Debt) or 19.5 (Limits on Hedging Liabilities) would otherwise qualify as Senior Debt or Hedging Liabilities (as the case may be); and

     SEVENTH the payment of the surplus (if any) to the Obligor concerned or other person entitled thereto.

15.2 GOOD DISCHARGE

     An acknowledgement of receipt signed by the relevant person to whom payments are to be made under Clause 15.1 shall be a good discharge of the Security Trustee.

16.  ENFORCEMENT OF SECURITY

16.1 ENFORCEMENT INSTRUCTIONS

     The Security Trustee may refrain from enforcing the security conferred by the Security Documents unless and until instructed by the Majority Senior Creditors (if prior to the Senior Discharge Date) or, if permitted under Clause 14 (Permitted Junior Enforcement) or if after the Senior Discharge Date and before the Junior Discharge Date, the Majority Junior Creditors. Subject to such security having become enforceable in accordance with the terms of the Security Documents, the Senior Agent or the Majority Senior Creditors (or if appropriate under Clause 14 (Permitted Junior Enforcement) or after the Senior Discharge Date, the Junior Agent or the Majority Junior Creditors) may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the security conferred by the Security Documents as long as it sees (or they see) fit but, in the case of the Senior Creditors, having regard to the interests of the Junior Creditors save where to do so could, in the opinion of the Security Trustee or the Senior Creditors (as the case may be), materially adversely affect the interests of the Senior Creditors.

16.2 COMPETING INSTRUCTIONS TO SECURITY TRUSTEE

     Subject to anything to the contrary expressed in this Agreement (and subject in particular to Clause 16.1), any instructions which are given to the Security Trustee by the Majority Senior Creditors (and which are within the powers of the Majority Senior Creditors having regard to the terms of the Senior Finance Documents) will, prior to the Senior Discharge Date, override any conflicting instructions given by or on behalf of any Junior Creditor (or, to the extent if at all that it is entitled to give any such instruction, any Subordinated Investor) other than any which it is entitled by the express terms of this Agreement to give, and the Security Trustee will be fully protected in complying with such instructions of the Majority Senior Creditors.

16.3 MANNER OF ENFORCEMENT - INSTRUCTIONS OF MAJORITY SENIOR CREDITORS

     Prior to the Senior Discharge Date, if the Majority Senior Creditors (or, prior to the Junior Discharge Date, the Majority Junior Creditors if entitled to do so in accordance with the provisions of this Agreement), do instruct the Security Trustee to enforce the security conferred by the Security Documents, it shall do so (assuming the same to be enforceable) in such manner as the Majority Senior Creditors shall instruct, having regard to the interests of the Junior Creditors save where to do so could, in the opinion of the Security Trustee or the Senior Creditors (as the case may be), materially adversely affect the interests of the Senior Creditors (PROVIDED THAT the instructions of the Majority Senior Creditors are not seeking to restrain the Security Trustee from taking some action in accordance with instructions properly given to it by the Majority Junior Creditors in accordance with provisions of this Agreement permitting such instructions to be given) or, in the absence of such instructions, as it sees fit and, subject as required by applicable law and by Clause 16.5, solely having regard to the interests of the Senior Creditors and the interests of the Junior Creditors save where to do so could, in the opinion of the Security Trustee or the Senior Creditors (as the case may be), materially adversely affect the interests of the Senior Creditors. No Senior Creditor shall be responsible to the Junior Creditors (or any of the Subordinated Investors or Obligors) for any failure to enforce or (except in the case of the Security Trustee to the extent specified in Clause 16.5 or required by applicable law) to maximise the proceeds of any enforcement, and the Security Trustee, subject to any contrary instructions of the Majority Senior Creditors and without prejudice to the duties of the Security Trustee and Senior Creditors arising by operation of law, may cease any such enforcement at any time.

16.4 MANNER OF ENFORCEMENT - INSTRUCTIONS OF MAJORITY JUNIOR CREDITORS

     If (after the Senior Discharge Date) the Majority Junior Creditors do instruct the Security Trustee to enforce the security conferred by the Security Documents, it shall do so (assuming the same to be enforceable) in such manner as the Majority Junior Creditors shall instruct or, in the absence of such instructions, as it sees fit and, subject as required by applicable law, solely having regard to the interests of the Junior Creditors. Neither any Junior Creditor nor the Security Trustee shall be responsible to any of the Subordinated Investors or any of the Obligors for any failure to enforce or (except in the case of the Security Trustee to the extent required by applicable law or as specified in Clause 16.5) to maximise the proceeds of any enforcement, and the Security Trustee, subject to any contrary instructions from the Majority Junior Creditors, and without prejudice to the duties of the Security Trustee and Junior Creditors arising by operation of law, may cease any such enforcement at any time.

16.5 SALES BY SECURITY TRUSTEE

     If:

     (a) pursuant to an enforcement of any of the Security Documents, the Security Trustee on the instructions or with the consent, if prior to the Senior Discharge Date, of the Majority Senior Creditors or, if thereafter but prior to the Junior Discharge Date, the Majority Junior Creditors, sells or otherwise disposes of any asset; or

     (b) the Obligor concerned sells or otherwise disposes of such asset at the request of the Security Trustee on the instructions or with the consent of the Majority Senior Creditors after an Event of Default under the Senior Facility Agreement, or, if after the Senior Discharge Date but before the Junior Discharge Date, of the Majority Junior Creditors after an Event of Default under the Junior Facility Agreement, the Security Trustee is hereby authorised by each of the Senior Creditors, the Hedging Banks and the Junior Creditors to execute on behalf of itself and each such Senior Creditor and

     Hedging Bank (if prior to the Senior Discharge Date) and Junior Creditor, without the need for any further referral to or authority from such Senior Creditor, Hedging Bank or Junior Creditor, any release of the security created by the Security Documents over that asset and, if such asset comprises all of the shares in the capital of any Obligor which is an Obligor under the Senior Facility Agreement, Hedging Documents or the Junior Facility Agreement, the Security Trustee is hereby further so authorised to execute on behalf of each Senior Creditor and Hedging Bank (if prior to the Senior Discharge Date) and each Junior Creditor, without the need for any further referral to or authority from such Senior Creditor, Hedging Bank or Junior Creditor and each other Obligor, a release of such Obligor from all past, present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Obligor under the Senior Facility Agreement, Hedging Documents or the Junior Facility Agreement by way of contribution or indemnity) in its capacity as a Guarantor and to release any Security Interests granted by such Obligor over any of its assets pursuant to any of the Security Documents (and the Senior Creditors and the Hedging Banks (if prior to the Senior Discharge Date) and the Junior Creditors each undertake to execute such releases or other documents as may be necessary to give effect to the above mentioned releases) PROVIDED THAT in each such case the proceeds are to be applied in the manner provided for in this Agreement and the sale or other disposal complies with Clause 16.5 and PROVIDED FURTHER that any such release of the obligations and liabilities of an Obligor will not affect the obligations and liabilities of any other Obligor to the Senior Creditors, the Hedging Banks or the Junior Creditors.

17.  SENIOR CREDITOR AND HEDGING BANK LOSS SHARING ARRANGEMENTS

17.1 EQUALISATION PAYMENTS

     If any Senior Creditor or any Hedging Bank makes a Recovery in respect of any sum owed by any Obligor, whether directly or by the enforcement of the Security Documents or by set-off or by any other means other than by reason of a receipt by the Security Trustee falling to be dealt with under Clause 15 (Proceeds of Enforcement of Security), then:

     (a) such Senior Creditor or Hedging Bank, as the case may be, will notify details of such Recovery to the Security Trustee within three Business Days of receipt thereof;

     (b) the Security Trustee will then determine in good faith whether such Recovery is in excess of the amount which such Senior Creditor or Hedging Bank, as the case may be, would have received had such Recovery been effected by the Security Trustee pursuant to the Security Documents and applied as provided in Clause 15 (Proceeds of Enforcement of Security), and shall notify such Senior Creditor or Hedging Bank, as the case may be, accordingly;

     (c) if any such excess is so determined by the Security Trustee, such Senior Creditor or Hedging Bank, as the case may be, will pay an amount equal to the excess to the Security Trustee, retaining the balance in pro tanto satisfaction of the amount due to it;

     (d) the Security Trustee shall treat the excess as if it were a Recovery by it from the relevant Obligor pursuant to the Security Documents and shall deal with it in accordance with Clause 15 (Proceeds of Enforcement of Security) save that, for the avoidance of doubt, the Senior Creditor or Hedging Bank making the payment referred to in paragraph (c) above shall be treated as having already received its share of the Recovery; and

     (e) at the option of the Senior Creditor or Hedging Bank making the payment referred to in paragraph (c), (i) the liability of the relevant Obligor to such Senior Creditor or Hedging Bank shall be increased (or treated as not having been reduced) by the amount of such payment, or (ii) such Obligor (subject always to the provisions of this Agreement) shall fully indemnify such Senior Creditor or Hedging Bank for the amount thereof.

17.2 LOSS SHARING

     Without prejudice to Clause 17.1, if it transpires for any reason that any of the Senior Debt or Hedging Liabilities remain undischarged and for any reason any resulting losses are not being borne by the Senior Creditors and the Hedging Banks pro rata to the amount which their respective Commitments bore to the Total Commitments on the Enforcement Date (PROVIDED THAT for this purpose the Total Commitments under the Senior Facility Agreement will be notionally increased by an aggregate amount calculated in accordance with Schedule 6 with respect to any Bank's interest in the Hedging Documents and each Hedging Bank shall be deemed to have the aggregate amount of its Commitments increased by, or if it has no Commitment, to have a Commitment in, the amount calculated in accordance with Schedule 6 with respect to the Hedging Documents to which it is a party), the Senior Creditors and the Hedging Banks shall make such payments between themselves as the Security Trustee shall direct to ensure that after taking into account such payments such losses are borne by the Senior Creditors (other than the Arrangers, the Senior Agent and the Security Trustee in their capacity as such) and the Hedging Banks pro rata to the amount which their respective Commitments bore to the Total Commitments on the Enforcement Date (calculated as set out above).

18.  VOTING

     In any of the circumstances mentioned in Clause 11.1 (Subordination
     Events):

     (a) the Security Trustee acting on the instructions of the Majority Senior Creditors (if prior to the Senior Discharge Date) or the Majority Junior Creditors (if after the Senior Discharge Date but prior to the Junior Discharge Date) may (and is hereby irrevocably authorised to) exercise all powers of convening meetings, voting and representation in respect of the Subordinated Investor Debt and each Subordinated Investor will provide all forms of proxy and of representation requested by the Security Trustee for that purpose; and

     (b) if and to the extent that the Security Trustee is not entitled to or does not wish itself to exercise a power conferred by paragraph (a) above, each Subordinated Investor (i) will exercise such power as the Security Trustee, acting in accordance with the instructions of the Majority Senior Creditors (if prior to the Senior Discharge Date) or the Majority Junior Creditors (if after the Senior Discharge Date but prior to the Junior Discharge Date), directs and (ii) will not exercise any power so as to impair the ranking and/or subordination effected by this Agreement.

     Nothing in this Clause 18, however, will entitle the Security Trustee to exercise or require the Subordinated Investors to exercise such power of voting or representation to waive or amend any of the provisions of the Subordinated Investor Debt Documents or otherwise to waive, reduce, discharge, extend the due date for payment of or reschedule any of the Subordinated Investor Debt.

19.  CONSENTS AND LIMITS

19.1 WAIVERS

     Save as provided in this Clause 19, any waiver or consent granted by the Majority Senior Creditors under the Senior Finance Documents after the date of this Agreement but prior to the Senior Discharge Date will be deemed to have been given by the Hedging Banks and the Subordinated Investors (in their capacities as such) (on the same terms and conditions, mutatis mutandis) if the transaction or circumstance to which that waiver or consent relates would, in the absence of such waiver or consent by the Hedging Banks or the Subordinated Investors, violate any of the Hedging Documents or the Subordinated Investor Debt Documents or constitute a default under any of the Hedging Documents or the Subordinated Investor Debt Documents.

19.2 NON-OBJECTION - SENIOR CREDITORS

     None of the Junior Creditors or the Subordinated Investors (in their capacities as such) shall have any remedy against any of the Senior Creditors by reason of any transaction entered into between the Senior Creditors (or any of them) or the Senior Agent or Security Trustee on their behalf and any member of the Group or any requirement or condition imposed by or on behalf of the Senior Creditors on any member of the Group which violates or is or causes an Event of Default or Default under any of the Junior Finance Documents or a default under any of the Subordinated Investor Debt Documents PROVIDED THAT such transaction, requirement or condition is not in breach of the terms of this Agreement.

19.3 NON-OBJECTION - JUNIOR CREDITORS

     None of the Subordinated Investors shall have any remedy against any of the Junior Creditors or the Security Trustee by reason of any transaction entered into between the Junior Creditors (or any of them) or the Junior Agent or the Security Trustee on their behalf and any member of the Group or any requirement or condition imposed by or on behalf of the Junior Creditors on any member of the Group which violates or is or causes a default under any of the Subordinated Investor Debt Documents PROVIDED THAT such transaction, requirement or condition is not in breach of the terms of this Agreement.

19.4 LIMITS ON SENIOR DEBT

     Except with the prior written consent of the Majority Junior Creditors and the Hedging Banks, to the extent the principal amount of the Senior Debt would, but for this Clause 19.4, exceed (other than by reason of roll up of interest) the amounts advanced under the terms of the Senior Facility Agreement in force on the date hereof (less repayments and prepayments of an Advance actually made in circumstances where a corresponding part of the Total Commitments is cancelled as provided for in the Senior Facility Agreement as in force at the date hereof) plus the Senior Headroom then, for the purposes only of determining rights and priorities between the Senior Creditors and the Junior Creditors and without prejudice to the liabilities secured in the Security Documents, the excess will not qualify as Senior Debt.

19.5 LIMITS ON HEDGING LIABILITIES

     Except for the transactions under the Hedging Documents details of which are specified in Schedule 4, or for which consent has been given under Clause 5.1 (Accession of Hedging Banks), any further commitment or contract under which any Obligor incurs any indebtedness in respect of interest rate swaps, currency swaps, caps, collars, floors or similar transactions entered into by reference to interest rates or currency exchange rates or any guarantee, indemnity or other form of assurance against loss in respect of any such indebtedness, whether owed to the Hedging Banks or any other person will not qualify as Hedging Liabilities unless the relevant Hedging Bank or other person complies with the final sentence of Clause 5.1 (Accession of Hedging Banks) in respect of such indebtedness and the Majority Creditors agree in writing.

20.  INFORMATION

20.1 DEFAULTS

     Each of the Senior Agent and the Junior Agent will notify the other of the occurrence of any Event of Default under the Senior Facility Agreement or the Junior Facility Agreement respectively but only if the Senior Agent or the Junior Agent (as the case may be) has received written notice specifying the event concerned (and expressly identifying it as an Event of Default under the Senior Facility Agreement or the Junior Facility Agreement, as the case may be) or if such Event of Default is due to non-payment of principal or interest or any other amount which is more than three Business Days overdue, will provide the other with a copy of any written waiver of such Event of Default given by it pursuant to the Senior Facility Agreement or the Junior Facility Agreement, as the case may be.

20.2 AMOUNTS OF DEBT

     Each of the Senior Agent, the Security Trustee, the Hedging Banks, the Junior Agent and the Subordinated Investors' Agent will on written request by any of the others from time to time notify the others in writing of details of the amount of the Senior Debt, Hedging Liabilities, the Junior Debt and the Subordinated Investor Debt, respectively, so far as known to it. The Senior Agent will notify the Junior Agent and the Security Trustee promptly after it becomes aware that any Senior Creditor has advanced funds in excess of the limits in Clause 19.4 (Limits on Senior Debt) and promptly after it becomes aware of the occurrence of the Senior Discharge Date. The Junior Agent will notify the Subordinated Investors promptly after it becomes aware of the occurrence of the Junior Discharge Date.

20.3 OTHER INFORMATION

     Each Obligor authorises each of the Senior Creditors, the Hedging Banks, the Junior Creditors and the Subordinated Investors to disclose to each other and to shareholders in any Obligor and any member of the Group all information relating to that Obligor, its Subsidiaries or related entities coming into the possession of any of them in connection with the Senior Finance Documents, the Hedging Documents, the Junior Finance Documents or the Subordinated Investor Debt Documents.

20.4 CO-OPERATION

     Each of the Obligors, Senior Creditors, Hedging Banks and Junior Creditors undertakes in good faith to use reasonable endeavours to ensure that any and all security now or hereafter held or obtained from any member of the Group for or in respect of the Senior Debt, the Hedging Liabilities or the Junior Debt shall be constituted by the Security Documents and held by the Security Trustee (to the extent legally possible) for the joint benefit of the Senior Creditors, the Hedging Banks and the Junior Creditors in accordance with their respective priority entitlements and subject to the restrictions set out in this Agreement. If for any reason (including, without limitation, any reason connected with any overseas security which may at any time be taken) it is not possible for any such security to be held by the Security Trustee as above, the Obligors, the Senior Creditors, the Hedging Banks and the Junior Creditors shall procure that any alternative security holder shall, as a condition precedent to its accepting any such security, adhere to this Agreement by accepting obligations identical in all material respects to those incumbent on the Security Trustee hereunder mutatis mutandis.

20.5 CONSULTATION

     The Senior Agent, the Junior Agent and the Security Trustee shall, so far as practicable in the circumstances, consult (a) before taking any formal steps to exercise any remedy against any Obligor or to take other enforcement action (including, without limitation, as to the identity of any receiver to be appointed by the Security Trustee), (b) before making any appropriation or application pursuant to Clause 22.3 (Appropriations - Senior Creditors and Hedging Banks), and (c) generally with regard to significant matters affecting the rights of the parties as regulated by this Agreement, but nothing in this Clause 20.5 or elsewhere in this Agreement will invalidate or otherwise affect any action or step taken without such consultation.

20.6 NO SECURITY

     The Subordinated Investors undertake that until the occurrence of both the Senior Discharge Date and the Junior Discharge Date they will not hold, obtain or benefit from any Security Interest, guarantee or other security whatsoever in respect of the Subordinated Investor Debt, whether given by an Obligor or otherwise. None of the security conferred by the Security Documents shall secure any of the Subordinated Investor Debt.

21.  SUBROGATION

21.1 SUBROGATION OF JUNIOR CREDITORS

     If the Senior Debt or any Hedging Liability is wholly or partially paid out of any proceeds received in respect of or on account of the Junior Debt owing to one or more Junior Creditors, those Junior Creditors (pro rata to their respective interests in such Junior Debt) will to that extent be subrogated to the Senior Debt or Hedging Liability so paid (and all securities and guarantees for that Senior Debt or Hedging Liability) but the rights of subrogation so arising cannot (and shall not) be exercised before the Senior Discharge Date (ignoring for these purposes that part of the Senior Debt so paid out), save with the prior written consent of the Majority Senior Creditors. After the Senior Discharge Date (ignoring for these purposes that part of the Senior Debt so paid out), to the extent that the Junior Creditors are entitled to exercise rights of subrogation in accordance with the foregoing, each Senior Creditor (subject to its being indemnified, by cash collateral if so requested, to its reasonable satisfaction against any resulting costs, expenses and liabilities) will give such assistance to enable such rights so to be exercised as the Junior Agent and/or the Security Trustee may reasonably request.

21.2 NON-SUBROGATION

     Unless and save to the extent otherwise agreed by the Senior Agent and the Junior Agent if before the Senior Discharge Date, or by the Junior Agent if after the Senior Discharge Date but before the Junior Discharge Date, the Subordinated Investors will not under any circumstances be subrogated to any of the rights of the Senior Creditors, the Hedging Banks or Junior Creditors or any security arising under the Senior Finance Documents or Junior Finance Documents.

22.  PROTECTION OF SUBORDINATION

22.1 CONTINUING SUBORDINATION

     The subordination provisions in this Agreement constitute a continuing subordination and benefit to the ultimate balance of the Senior Debt, the Hedging Liabilities and the Junior Debt respectively regardless of any intermediate payment or discharge of the Senior Debt, the Hedging Liabilities or the Junior Debt in whole or in part.

22.2 WAIVER OF DEFENCES

     The subordination in this Agreement and the obligations of each Junior Creditor, Subordinated Investor and Obligor under this Agreement will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations in whole or in part, including without limitation:

     (a) any time, indulgence or waiver granted to, or composition with, any Obligor or any other person; or

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights or remedies against, or security over assets of, any Obligor or other person under the Senior Finance Documents, the Hedging Documents or the Junior Finance Documents or otherwise or any non-presentment or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any security; or

     (c) any variation (however fundamental) or replacement of any Senior Finance Document, Hedging Document, Junior Finance Document or other document; or

     (d) any unenforceability, illegality, invalidity or frustration of any obligation of an Obligor or security under the Senior Finance Documents, the Hedging Documents or Junior Finance Documents or any other document or security; or

     (e) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under any Senior Finance Document, Hedging Document or Junior Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

22.3 APPROPRIATIONS - SENIOR CREDITORS AND HEDGING BANKS

     Until the Senior Discharge Date, each Senior Creditor and each Hedging Bank (or any trustee or agent on their behalf) may (subject to any provision of the Senior Finance Documents or Hedging Documents, as appropriate):

     (a) apply any moneys or property received under this Agreement or from an Obligor or from any other person against the Senior Debt or Hedging Liabilities respectively, in such order as it sees fit;

     (b) (if it so decides) apply any moneys or property received from an Obligor or from any other person (other than money or property received under, or in connection with or in relation to, the Senior Finance Documents or the Hedging Documents or under this Agreement) against any liability other than the Senior Debt or Hedging Liabilities owed to it; and

     (c) if an Event of Default has occurred and is continuing (unless and until such monies or distributions in the aggregate are sufficient to bring about the Senior Discharge Date if otherwise applied in accordance with the provisions of this Agreement) hold in a suspense account (bearing interest at a market rate usual for accounts of that type) any moneys or distributions received from the Junior Creditors or the Subordinated Investors or on account of the liability of any Junior Creditor or Subordinated Investor (as appropriate) under this Agreement.

22.4 APPROPRIATIONS - JUNIOR CREDITORS

     Until the Junior Discharge Date (but subject always to any provision of this Agreement directing the contrary), each Junior Creditor (or any trustee or agent on their behalf) may (subject also to any provision of the Junior Finance Documents):

     (a) apply any moneys or property received under this Agreement or from an Obligor or from any other person against the Junior Debt, in such order as it sees fit;

     (b) (if it so decides) apply any moneys or property received from an Obligor or from any other person (other than money or property received under or in connection with or in relation to the Junior Finance Documents or under this Agreement) against any liability other than the Junior Debt, owed to it; and

     (c) if an Event of Default has occurred and is continuing (unless and until such monies or distributions in the aggregate are sufficient to bring about the Junior Discharge Date if otherwise applied in accordance with the provisions of this Agreement) hold in a suspense account (bearing interest at a market rate usual for accounts of that type) any moneys or distributions received from the Subordinated Investors or on account of the liability of any Subordinated Investor under this Agreement.

23.  PRESERVATION OF DEBT

     Notwithstanding any term of this Agreement postponing, subordinating or preventing the payment of any of the Junior Debt or Subordinated Investor Debt, the Junior Debt or Subordinated Investor Debt concerned shall solely as between the Obligors, the Junior Creditors and the Subordinated Investors be deemed to remain owing or due and payable in accordance with the terms of the Junior Finance Documents or the Subordinated Investor Debt Documents, as the case may be, in order that interest and default interest and indemnity payments will accrue thereon in accordance with and to the extent provided for in the Junior Finance Documents and the Subordinated Investor Debt Documents respectively. No delay in exercising rights and remedies under any of the Junior Finance Documents or the Subordinated Investor Debt Documents by reason of any term of this Agreement postponing, restricting or preventing such exercise shall operate as a permanent waiver of any of those rights and remedies.

24.  POWER OF ATTORNEY

24.1 IN FAVOUR OF SENIOR CREDITORS

     By way of security for the obligations of each Junior Creditor and each Subordinated Investor under this Agreement, each Junior Creditor and each Subordinated Investor irrevocably appoints (to the extent it is legally able to do so) the Senior Agent as its attorney to do anything which the Junior Creditor and each Subordinated Investor (a) has authorised any Senior Creditor to do under this Agreement and (b) is required and legally able to do by this Agreement but has failed to do for a period of ten Business Days after receiving notice from the Senior Agent requiring it to do so unless such Junior Creditor or Subordinated Investor is disputing in good faith and by appropriate proceedings that it is required to do the thing concerned.

24.2 IN FAVOUR OF JUNIOR CREDITORS

     By way of security for the obligations of each Subordinated Investor under this Agreement, each Subordinated Investor irrevocably appoints (to the extent it is legally able to do so) the Junior Agent as its attorney to do anything which the Subordinated Investor (a) has authorised any Junior Creditor to do under this Agreement and (b) is required and legally able to do by this Agreement but has failed to do for a period of ten Business Days after receiving notice from the Junior Agent requiring it to do so unless such Subordinated Investor is disputing in good faith and by appropriate proceedings that it is required to do the thing concerned, PROVIDED ALWAYS THAT without the prior written consent of the Majority Senior Creditors no Junior Creditor shall exercise or purport to exercise such power before the Senior Discharge Date. Each Junior Creditor may delegate this power subject to a like condition covering its exercise before the Senior Discharge Date.

25.  EXPENSES

25.1 ENFORCEMENT COSTS

     The Borrower shall promptly on demand pay (and procure that the other Obligors shall pay) to the Security Trustee, each Senior Creditor or each Hedging Bank (as the case may be) the amount of all costs and expenses incurred by it in connection with the enforcement against that Obligor, any Junior Creditor or any Subordinated Investor (as the case may be) of such person's rights against it under this Agreement. The Borrower shall promptly on demand pay or procure that the other Obligors pay to each Junior Creditor or the Security Trustee (as the case may be) the amount of all costs and expenses incurred by it in connection with the enforcement against that Obligor or any Subordinated Investor (as the case may be) of such person's rights against it under this Agreement.

25.2 LEGAL EXPENSES AND TAXES

     The costs and expenses referred to above include, without limitation, the fees and expenses of legal advisers and any value added tax or similar tax, and are payable in the currency in which they are incurred.

26.  CHANGES TO THE PARTIES

26.1 SUCCESSORS AND ASSIGNS

     This Agreement is binding on the successors and assigns of the parties hereto.

26.2 OBLIGORS

     No Obligor may assign or transfer any of its rights (if any) or obligations under this Agreement.

26.3 NEW OBLIGORS

     If any member of the Group (a "NEW OBLIGOR") guarantees or otherwise becomes liable for any Senior Debt, Hedging Liability or Junior Debt, the Borrower will procure that (unless such New Obligor has become party hereto by some other means to the satisfaction of the Senior Agent and the Junior Agent) such New Obligor will become a party hereto as an Obligor by the execution of an Obligor deed of accession substantially in the form set out in Schedule 7.

26.4 HEDGING BANKS

     Until the Senior Discharge Date, no Hedging Bank will:

     (a) assign, transfer or dispose of any of the Hedging Liabilities owing to it or its proceeds or any interest in those Hedging Liabilities or their proceeds, or any security therefor, to or in favour of any person; or

     (b) transfer by novation or otherwise any of its rights or obligations under any of the Hedging Documents to any person,

     unless that person agrees with the parties hereto that it is bound by all the terms of this Agreement as a Hedging Bank in a manner satisfactory to the Security Trustee or is already a party to this Agreement as a Hedging Bank.

26.5 JUNIOR CREDITORS

     Until the Senior Discharge Date, no Junior Creditor will (except with the consent of the Majority Senior Creditors):

     (a) assign, transfer or dispose of any of the Junior Debt owing to it or its proceeds or any interest in that Junior Debt or its proceeds, or any security therefor, to or in favour of any person or transfer by novation or otherwise any of its rights or obligations under any Junior Finance Document to any person; or

     (b) subordinate any of the Junior Debt owing to it or its proceeds to any sums owing by an Obligor to any person (other than Senior Debt and Hedging Liabilities owing to the Senior Creditors and the Hedging Banks respectively), unless, in the case of (a) above only, that person is not prohibited from having such involvement by the terms of the Junior Finance Documents and agrees with the parties hereto that it is bound by all the terms of this Agreement as a Junior Creditor by executing a deed of accession substantially in the form set out in Schedule 8 or a Novation Certificate (as defined in the Junior Facility Agreement).

26.6 SENIOR CREDITORS

     No Senior Creditor will (except with the consent of the Majority Junior Creditors):

     (a) assign, transfer or dispose of any of the Senior Debt owing to it or its proceeds or any interest in that Senior Debt or its proceeds, or any security therefor, to or in favour of any person, or transfer by novation or otherwise any of its rights or obligations under any Senior Finance Document to any person; or

     (b) subordinate any of the Senior Debt owing to it or its proceeds to any sums owing by an Obligor to any person,

     unless, in the case of (a) above only, that person is not prohibited from having such involvement by the terms of the Senior Finance Documents and agrees with the parties hereto that it is bound by all the terms of this Agreement as a Senior Creditor by executing a deed of accession substantially in the form set out in Schedule 8 or a Novation Certificate (as defined in the Senior Facility Agreement).

26.7 ASSIGNMENT OF RIGHTS

     Each Senior Creditor and each Junior Creditor may assign or otherwise dispose of all or any of its rights under this Agreement but only in connection with the disposal of corresponding rights under and as permitted by the Senior Finance Documents or Junior Finance Documents respectively.

26.8 ACCESSION AND RESIGNATION OF AGENTS

(a) Any person acceding to the Senior Facility Agreement as Agent thereunder (and as defined therein) and/or to the Junior Facility Agreement as Junior Agent thereunder (and as defined therein) and/or the Senior Facility Agreement and/or the Junior Facility Agreement as Security Trustee shall at the same time accede hereto by executing an Agent's deed of accession substantially in the form set out in Schedule 10, and upon doing so, shall become and shall be treated hereunder as being the Senior Agent and/or the Junior Agent and/or the Security Trustee respectively.

(b) Neither the Security Trustee, the Senior Agent nor the Junior Agent may resign or be removed except as specified in Clause 32 (The Security Trustee), or in the Senior Finance Documents or in the Junior Finance Documents (as the case may be) and (save as set out in Clause 32 (The Security Trustee)) only if a replacement Security Trustee, Senior Agent or Junior Agent agrees with all other parties hereto to become party to and be bound by all the terms of this Agreement as the replacement agent by execution of an Agent's deed of accession substantially in the form set out in Schedule 10.
     Notwithstanding anything to the contrary contained in any of the Junior Finance Documents, the Security Trustee may not be removed (or have its authority terminated) by the Junior Creditors or any of them prior to the Senior Discharge Date.

26.9 SUBORDINATED INVESTORS

(a) None of the Subordinated Investors will, except with the consent of the Senior Agent (on the instructions of the Majority Senior Creditors) if prior to the Senior Discharge Date, and the Junior Agent (on the instructions of the Majority Junior Creditors) if prior to the Junior Discharge Date:

     (i) create or permit to subsist any Security Interests over any of the Subordinated Investor Debt owing to it, or its proceeds or any interest in that Subordinated Investor Debt, or its proceeds or any security therefor to or in favour of any person, or (except where the requirements of paragraph (b) below have on or before the effective time of the transfer been complied with in relation to the proposed transferee) transfer to any person by novation or otherwise any of its rights or obligations in respect of the Subordinated Investor Debt arising under or in respect of the Subordinated Investor Debt Documents; or

     (ii) subordinate any of the Subordinated Investor Debt owing to it or its proceeds to any sums owing by any Obligor to any person (other than Senior Debt, Hedging Liabilities and Junior Debt owing to the Senior Creditors, the Hedging Banks and the Junior Creditors respectively).

(b) The Subordinated Investors will procure (as a condition to any such transfer or assignment) that any person to whom any of the Subordinated Investor Debt is at any time transferred or assigned before the Senior Discharge Date or the Junior Discharge Date will become party hereto as a Subordinated Investor by executing and delivering to the Senior Agent (or, after the Senior Discharge Date, the Junior Agent) a deed of accession substantially in the form set out in Schedule 9.

(c) No Obligor shall incur any indebtedness under a Subordinated Investor Debt Document and no person may be designated as a Subordinated Investor unless and until the Senior Agent and the Junior Agent have received legal opinions in form and substance acceptable to them in relation to the Subordinated Investor Debt Document and the Subordinated Investors in relation to it or, as the case may be, the proposed new Subordinated Investor and the Subordinated Investor Debt Document(s) in relation to it. Such legal opinions shall be addressed to the Senior Creditors and the Junior Creditors and shall be from lawyers approved by the Senior Agent and the Junior Agent in England and in the jurisdiction of the governing law of the relevant Subordinated Investor Debt Document and the place of incorporation of the Subordinated Investors in relation to it or, as the case may be, the place of incorporation of the proposed new Subordinated Investor and the jurisdiction of the governing law of the Subordinated Investor Debt Document(s) in relation to it. After the Senior Discharge Date such legal opinions need only be given to the Junior Agent for the benefit of the Junior Creditors and such lawyers need only be approved by the Junior Agent.

26.10 VARIATION OF FORMS OF DEED OF ACCESSION

     The Senior Agent may agree with the Junior Agent (and in the case of changes to Schedules 7 and 9, the Borrower) changes to the forms of deeds of accession referred to above. After the Senior Discharge Date only the agreement of the Junior Agent (and in the case of Schedules 7 and 8, the Borrower) will be required for such changes.

26.11 NOVATION CERTIFICATES

     Each of the other parties hereto hereby appoints each of the Senior Agent and the Junior Agent as its agent to sign on its behalf, respectively, any Novation Certificate (as defined in the Senior Facility Agreement) entered into pursuant to the Senior Facility Agreement and any Novation Certificate (as defined in the Junior Facility Agreement) entered into pursuant to the Junior Facility Agreement, as well as in each case any deed of accession to be entered into pursuant hereto in order that such Novation Certificate or deed of accession may be supplemental to this Agreement and be binding on and enure to the benefit of all the parties hereto.

26.12 MEMORANDUM ON DOCUMENTS

     Each of the Senior Agent, the Hedging Banks and the Junior Agent will endorse a memorandum of this Agreement on the Senior Finance Documents, the Hedging Documents and the Junior Finance Documents respectively.

26.13  OPTION TO PURCHASE

(a) Upon the Junior Agent (acting on the instructions of the Majority Junior Creditors) giving not less than five Business Days' notice in writing to the Senior Agent, the Junior Creditors will be entitled (at the expense of the Junior Creditors) to purchase or to procure the purchase by a person nominated by them of the Senior Debt, by way of a transfer in accordance with the Senior Facility Agreement and Clause 26.14 below, of all (but not part only) of the rights and obligations of the Senior Creditors under the Senior Finance Documents (if and to the extent that the Senior Creditors are entitled by the terms of the Senior Finance Documents to effect such assignment or transfer), but only:

     (i) after the Senior Agent has declared all of the Senior Debt immediately due and payable or payable on demand under Clause 19.17 of the Senior Facility Agreement or the Majority Senior Creditors have instituted steps to have the Security Trustee by sale, foreclosure or other like process enforce any material part of the security constituted by the Security; or

     (ii) if a Material Senior Default or a Non-Payment Event relating to Senior Debt has occurred and has been continuing, without having been cured or waived by the Majority Senior Creditors in writing, for a period of more than 90 days (and the Senior Agent shall notify the Junior Agent promptly after any such cure or waiver).

(b)  Any such assignment shall take effect only against:

     (i) payment in full of an amount (the "PURCHASE AMOUNT") determined by the Senior Agent (acting reasonably) to be equal to the Senior Debt outstanding as at the date the Purchase Amount is received (including all accrued interest, fees and other amounts up to but excluding that date together with such amount as each Senior

          Creditor may certify to be necessary to compensate it for any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount included in the Senior Debt resulting from the receipt of such payment otherwise than on the last day of an Interest Period), and only if, after such assignment and transfer, no Senior Creditor will be under any actual or contingent liability to any Obligor or any other person under this Agreement or any Senior Finance Document for which it is not holding cash collateral in an amount and established on terms reasonably satisfactory to it; and

     (ii) an indemnity from each Junior Creditor (or from another third party acceptable to all the Senior Creditors) in a form satisfactory to all the Senior Creditors (acting reasonably), in respect of any and all costs, losses and expenses which may be sustained or incurred by the Senior Creditors or any of them in consequence of any sum received or recovered by any Senior Creditor from any Obligor or any Junior Creditor being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Creditor for any reason whatsoever, PROVIDED THAT where it is demonstrated to the reasonable satisfaction of the Senior Agent that such costs, losses and expenses could not have been recovered in full by the relevant Senior Creditor pursuant to the Senior Finance Documents had such assignment not been made, such indemnity shall not extend to the shortfall.

(c) Such assignment shall be without recourse to, or warranty from, the Senior Agent and the Senior Creditors, save that on the date of such assignment each Senior Creditor shall be deemed to have warranted that it is the owner of the beneficial interest, free from all Security Interests and third party interests other than any arising under the Senior Finance Documents or by operation of law, in all rights and interests under the Senior Finance Documents purporting to be assigned or transferred by it by such assignment and that it has the corporate power to effect such assignment and has taken all necessary action to authorise the making by it of such assignment.

(d) No Junior Creditor shall be obliged to purchase any Senior Debt under this Clause 26.13 or to provide any funds in connection with any such purchase unless it was included in the Majority Junior Creditors which gave the Junior Agent the relevant instructions referred to in paragraph (a) above.

26.14 ASSIGNMENT OF SENIOR DEBT TO JUNIOR CREDITORS

     Forthwith upon the earlier of:

     (a) the date the Senior Agent confirms in writing actual receipt in full of the Purchase Amount referred to in Clause 26.13(b)(i) above and the indemnity referred to in Clause 26.13(b)(ii) has been given in satisfactory form; and

     (b)  the Senior Discharge Date,

     all the rights and obligations of the Senior Creditors under the Senior Finance Documents shall (to the extent permitted by the terms of the Senior Finance Documents) automatically be assigned to and assumed by the Junior Agent for and on behalf of the Junior Creditors (but without recourse to or warranty from the Senior Creditors save, in the case of an assignment pursuant to Clause 26.13 above, as expressly provided therein) and references in this Agreement:

     (i) to the Senior Agent or the Senior Creditors shall be deemed to be references to the Junior Agent and the Junior Creditors;

     (ii) to the Senior Discharge Date shall be deemed to be references to the Junior Discharge Date;

     (iii) to the Majority Senior Creditors shall be deemed to be references to the Majority Junior Creditors; and

     (iv)   to the Senior Debt shall be deemed to be references to the Junior
            Debt.

26.15 JUNIOR CREDITORS' CURE RIGHTS - NON-PAYMENT EVENTS

(a) The Senior Agent shall promptly notify the Junior Agent of any Non-Payment Event relating to Senior Debt or Hedging Liabilities of which the Senior Agent is actually aware. For the purposes of this Clause 26.15, the (Pounds)100,000 threshold in the definition of Non-Payment Event shall be (Pounds)0.

(b) If a Non-Payment Event relating to Senior Debt or Hedging Liabilities occurs and is continuing the Junior Agent (if so instructed by the Majority Junior Creditors) shall within five Business Days after the date of the Senior Agent's notice under paragraph (a) above give the Senior Agent a notice that it wishes to cure the Non-Payment Event under this Clause 26.15.

(c) If the Junior Agent (on the instructions of the Majority Junior Creditors) gives a notice under paragraph (b) above, the Non-Payment Event (if it is continuing at the time of payment by the Junior Agent as described below) shall be regarded as having been cured if the Junior Agent pays to the Senior Agent and/or the Hedging Banks concerned an amount equal to all unpaid amounts giving rise to the Non-Payment Event for immediate application towards payment of the Senior Debt or, as the case may be, Hedging Liabilities within five Business Days after the date of the Junior Agent's notice under paragraph (b) above. For the avoidance of doubt, the Junior Agent shall not be required to make any such payment unless and until it has received the requisite funds from the Junior Lenders.

(d) Any other Non-Payment Event which occurs during the period of 90 days beginning on the date of the Junior Agent's notice under paragraph (b) above may also be cured by a payment by the Junior Agent in the manner described in paragraph (c) above within five Business Days after notification to the Junior Agent of the Non-Payment Event.

(e) If the Junior Agent has given notice under paragraph (b) above, no further notice under paragraph (b) above may be given by the Junior Agent thereafter unless there has expired since (i) the date of the previous such notice or (ii) the date on which any Material Senior Default or Non-Payment Event related to Senior Debt or Hedging Liabilities which occurred after the date of such notice has been cured or waived by the Majority Senior Creditors in writing, a period of 12 months or more during which no Default has occurred under the Senior Facility Agreement in respect of a Material Senior Default or a Non-Payment Event related to Senior Debt or Hedging Liabilities. No Non-Payment Event may be cured by the Junior Agent other than as provided by this Clause 26.15 or as the Senior Creditors and the Hedging Banks may agree.

(f) A cure of a Non-Payment Event relating to Senior Debt or Hedging Liabilities under this Clause 26.15 shall not cure the breach for the purposes of Clause 19.5 (Cross default) of the Junior Facility Agreement. Accordingly, the Junior Agent may exercise all its rights under Clause 14 (Permitted Enforcement) by reason of an Event of Default under Clause 19.5 (Cross Default) of the Junior Facility Agreement caused by that Non-Payment Event, even if such Non-Payment Event has been cured under this Clause 26.15.

(g) The Senior Creditors shall not take any enforcement action described in Clause 13(i) to (vi) (both inclusive), treating (for the purposes of this paragraph (g)) references in Clause 13(i) and (ii) to the Junior Debt as references to the Senior Debt, in respect of any Non-Payment Event to which this Clause 26.15 applies:

     (i) before the giving of a notice by the Senior Agent under paragraph (a) above relating to that Non-Payment Event; or

     (ii) during the period of five Business Days starting on the date of the Senior Agent's notice under paragraph (a) above; or

     (iii) during the period of five Business Days starting on the date of the notice (if any) given by the Junior Agent under paragraph (b) above.

(h) No Junior Creditor shall be obliged to participate in the curing of any Non-Payment Event under this Clause 26.15 unless it was included in the Majority Junior Creditors which gave the Junior Agent the relevant instructions referred to in paragraph (c) above.

(i) Each amount paid by the Junior Creditors to cure a Non-Payment Event as provided in this Clause 26.15 shall be deemed to be an Advance drawn down by the Borrower under the Junior Facility Agreement from the Junior Lenders concerned. Such Advance will be repayable on demand.

26.16 JUNIOR CREDITORS' CURE RIGHTS - FINANCIAL AND MINIMUM VALUE COVENANTS

(a) If there is an Event of Default under Clause 18.2 (Debt service coverage ratio) or 18.3 (Loan to value ratio) of the Senior Facility Agreement (each a "RELEVANT SENIOR COVENANT"):

     (i) the Senior Agent shall promptly notify the Junior Agent upon becoming actually aware of such Event of Default; and

     (ii) while that Event of Default is continuing the Junior Agent (if so instructed by the Majority Junior Creditors) shall within five Business Days after the date of the Senior Agent's notice under paragraph (a)(i) above give the Senior Agent a notice that it wishes to cure the breach in accordance with this Clause 26.16.

(b) If the relevant breach is continuing at the time of payment by the Junior Agent as described below, a cure of a breach of a Relevant Senior Covenant under this Clause 26.16 may be effected by the Junior Agent procuring that the aggregate principal amount of Advances outstanding under the Senior Facility Agreement is reduced to an amount which:

     (i) if the Advances under the Senior Facility Agreement had been at that level on the last day of the Ratio Period (as defined in the Senior Facility Agreement) in respect of which the breach of Clause 18.2 (Debt Service Coverage Ratio) of the Senior Facility

          Agreement occurred, would have resulted in there being no breach of Clause 18.2 on that date; and/or (as the case may be)

     (ii) results in there being no breach of Clause 18.3 (Loan to Value Ratio) immediately after such reduction of the Advances under the Senior Facility Agreement occurs.

     For the avoidance of doubt, the Junior Agent shall not be required to make any such payment unless and until it has received the requisite funds from the Junior Lenders.

(c)  A cure of a Relevant Senior Covenant may only be made under this Clause
     26.16 within five Business Days after the Junior Agent receives notice of the relevant Event of Default from the Senior Facility Agent under paragraph (a)(i) above.

(d) If the Junior Agent cures a Relevant Senior Covenant under this Clause 26.16, no further cure of that Relevant Senior Covenant may be made under this Clause 26.16 unless there has expired since (i) the date on which the previous cure of that Relevant Senior Covenant was made or (ii) the date on which any Material Senior Default or Non-Payment Event related to Senior Debt or Hedging Liabilities which occurred after the date of such notice has been cured or waived by the Majority Senior Creditors in writing, a period of 12 months or more during which no Default has occurred under the Senior Facility Agreement in respect of a Material Senior Default or a Non-Payment Event related to Senior Debt or Hedging Liabilities.

(e) A cure of a breach of a Relevant Senior Covenant under this Clause 26.16 shall not cure the breach for the purposes of Clause 19.5 (Cross default) of the Junior Facility Agreement. Accordingly, the Junior Agent may exercise all its rights under Clause 14 (Permitted Enforcement) by reason of an Event of Default under Clause 19.5 (Cross default) of the Junior Facility Agreement caused by the breach of the Relevant Senior Covenant, even if the breach of the Relevant Senior Covenant has been cured under this Clause 26.16.

(f) The Senior Creditors shall not take any enforcement action described in Clause 13(i) to (vi) (both inclusive), treating (for the purpose of this paragraph (f)) references in Clause 13(i) and (ii) to the Junior Debt as references to the Senior Debt, in respect of a breach of any Relevant Senior Covenant to which this Clause 26.16 applies:

     (i)  before the giving of a notice by the Senior Agent under paragraph
          (a)(i) above relating to such breach; or

     (ii) during the period of five Business Days starting on the date of the Senior Agent's notice under paragraph (a)(i) above; or

     (iii) during the period of five Business Days starting on the date of the notice (if any) given by the Junior Agent under paragraph (a)(ii) above.

(g) No Junior Creditor shall be obliged to participate in the curing of any Relevant Senior Covenant under this Clause 26.16 unless it was included in the Majority Junior Creditors which gave the Junior Agent the relevant instructions referred to in paragraph (a)(ii) above.

(h) Each amount paid by the Junior Creditors to cure a Relevant Senior Covenant as provided in this Clause 20.16 shall be deemed to be an Advance drawn down by the Borrower under the

      Junior Facility Agreement from the Junior Lenders concerned. Such Advance will be repayable on demand.

26.17 SUBROGATION

      Where any Senior Debt or any Hedging Liability is wholly or partly paid by any Junior Creditor pursuant to Clause 26.15 or Clause 26.16, the provisions of Clause 21.1 (Subrogation of Junior Creditors) shall apply to the payment as if it was an amount received in respect of or on account of the Junior Debt in the circumstances contemplated by Clause 21.1 (Subrogation of Junior Creditors).

27.   STATUS OF OBLIGORS

27.1  PRIORITIES

      Each of the Obligors joins in this Agreement for the purpose of acknowledging the priorities, rights and obligations recorded in this Agreement and undertakes with each of the other parties hereto to observe the provisions of this Agreement at all times and not in any way to prejudice or affect the enforcement of such provisions or do or suffer anything which would be inconsistent with the terms of this Agreement.

27.2  NO RIGHTS OF OBLIGORS

      None of the Obligors shall have any rights hereunder and none of the undertakings herein contained on the part of the Senior Creditors, the Hedging Banks the Junior Creditors or the Subordinated Investors are given (or shall be deemed to have been given) to, or for the benefit of, the Obligors.

28.   NOTICES

      Every notice, request, demand or other communication under this Agreement shall be made in writing and shall be delivered personally, by first class prepaid post or facsimile and shall be sent to the address or facsimile number of the party, and for the attention of the individual, applying for the purposes of the Senior Facility Agreement and/or Junior Facility Agreement (in the case of Obligors, Senior Creditors or Junior Creditors) or such other address or facsimile number as is notified by it to the parties to this Agreement.

29.   WAIVERS, REMEDIES CUMULATIVE

      The rights of each party under this Agreement:

      (a) are cumulative and not exclusive of its rights under the general law to the extent that the latter rights are not inconsistent herewith; and

      (b)  may be waived only in writing and specifically.

      Delay in exercising or non-exercise of any such right is not a waiver of that right.

30.   GOVERNING LAW

      This Agreement is governed by English law.

31.  JURISDICTION

31.1 SUBMISSION

     For the benefit of each party, each other party (each a "JURISDICTION PARTY") hereby irrevocably agrees that the courts of England have jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the jurisdiction of the English courts.

31.2 SERVICE OF PROCESS

     Without prejudice to any other mode of service, each Subordinated Investor (other than a Subordinated Investor incorporated in England and Wales):

     (a) irrevocably appoints the Borrower as its agent for service of process relating to any proceedings before the English Courts in connection with this Agreement or any judgement in connection therewith;

     (b) agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned; and

     (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying for the purposes of Clause 28 (Notices).

31.3 FORUM CONVENIENCE AND ENFORCEMENT ABROAD

     Each Jurisdiction Party:

     (a) waives objection to English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement;

     (b) agrees that a judgement or order of an English court in connection with this Agreement is (subject to rights of appeal before the English courts) conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction; and

     (c) hereby to the fullest extent permitted by law waives any right it may have in any jurisdiction to have any proceedings take the form of a trial by jury.

31.4 NON-EXCLUSIVITY

     Nothing in this Clause 31 limits the rights of a Senior Creditor or Junior Creditor to bring proceedings against a Jurisdiction Party in connection with this Agreement:

     (a) in any other court of competent jurisdiction; or

     (b) concurrently in more than one jurisdiction.

32.  THE SECURITY TRUSTEE

32.1 APPOINTMENT BY HEDGING BANKS

     Each Hedging Bank irrevocably appoints the Security Trustee to act as its agent hereunder and with respect to the Security Documents, and irrevocably authorises the Security Trustee on its behalf to:

     (a)  enter into any and each Security Document; and

     (b) perform such duties and exercise such rights and powers under this Agreement and the Security Documents as are specifically delegated to the Security Trustee by the terms thereof including without limitation the release of security, together with such rights, powers and discretions as are reasonably incidental thereto.

     The Security Trustee shall have only those duties which are expressly specified in this Agreement and/or the Security Documents and/or the Senior Facility Agreement and/or the Junior Facility Agreement. The Security Trustee's duties under this Agreement and/or the other Finance Documents are intended to be of a mechanical and administrative nature.

32.2 TERMS

     The terms of the appointment of the Security Trustee by the Hedging Banks are the same as those set out in Clause 20 of the Senior Facility Agreement, mutatis mutandis.

32.3 DIRECTIONS OF SENIOR CREDITORS AND JUNIOR CREDITORS

     Save as expressly set out in this Agreement, in the exercise of any right or power and as to any matter not expressly provided for by this Agreement or any of the other Finance Documents to which it is party, the Security Trustee, prior to the Senior Discharge Date, shall act in accordance with the instructions of the Majority Senior Creditors and, after the Senior Discharge Date, shall act in accordance with the instructions of the Majority Junior Creditors, and shall be fully protected in so doing. In the absence of any such instructions and/or any relevant contrary requirement contained in this Agreement or any such other Finance Document, the Security Trustee may act or refrain from acting with respect to such right or power and as to any such matter as it shall see fit. Any such instructions shall be binding on all the Senior Creditors, the Hedging Banks and the Junior Creditors.

32.4 RELATIONSHIP

(a) The relationship between each Senior Creditor, each Hedging Bank and each Junior Creditor on the one hand and the Security Trustee on the other is that of principal and agent save only that the benefits of the Security Documents are held by it as trustee for itself and (to the extent that the Senior Debt is or is capable of being secured thereby) the Senior Creditors, (to the extent that the Hedging Liabilities are or are capable of being secured thereby) the Hedging Banks and (to the extent that the Junior Debt is or is capable of being secured thereby) the Junior Creditors.

(b) The Security Trustee shall not be liable to any person for any breach by any Senior Creditor, Hedging Bank or Junior Creditor of this Agreement or be liable to any Senior Creditor, Hedging Bank or Junior Creditor for any breach by any other person of this Agreement or any Finance Document.

32.5 RELIANCE

     In applying any moneys received by it under this Agreement or any of the Security Documents, the Security Trustee may rely on any certificate made or given by the Senior Agent or the Junior Agent, as the case may be, as to the identity of, and amounts owing to, any Senior Creditor, Hedging Bank or Junior Creditor under any of the Senior Finance Documents, Hedging Documents or Junior Finance Documents, as the case may be, and shall be protected in so relying.

32.6 INFORMATION

(a) Save as expressly set out herein, the Security Trustee shall not have any duty:

     (i) either initially or on a continuing basis to provide any Senior Creditor, Hedging Bank or Junior Creditor or any other party to this Agreement with any credit or other information (other than to any Senior Creditor or Junior Creditor or Hedging Bank, if requested, information in the Security Trustee's possession specifically concerning the Security Documents) with respect to the financial condition or affairs of any member of the Group or any of their related entities whether coming into its possession or that of any related entities of the Security Trustee before or upon the entry into of this Agreement or at any time thereafter; or

     (ii) unless specifically requested to do so by the Senior Agent or the Junior Agent in accordance with this Agreement or any of the Security Documents, to request any certificates or other documents from any member of the Group.

(b) The Security Trustee need not disclose any information relating to any Obligor or any of their related entities or any other person or any matter if such disclosure would or might in the reasonable opinion of the Security Trustee constitute a breach of any law or regulation or be otherwise actionable at the suit of any person.

32.7 INDEMNITY

     Each Senior Creditor, each Hedging Bank and each Junior Creditor agrees to indemnify the Security Trustee on demand (to the extent not reimbursed by any Obligor and without prejudice to the liability of any Obligor under any Finance Document) for any and all liabilities, losses, damages, penalties, actions, judgements, costs, expenses or disbursements of any kind whatsoever (including legal fees) which may be imposed on, incurred by or asserted against the Security Trustee in any way relating to or arising out of its acting as the Security Trustee for the Senior Creditors or Hedging Banks or Junior Creditors or any of them under this Agreement and/or the Security Documents or performing its duties and functions in such capacity under any of the Finance Documents or any action taken or omitted by the Security Trustee thereunder, except to the extent that the liability or loss arises directly from the Security Trustee's gross negligence or wilful misconduct. Such indemnification by each Senior Creditor, Hedging Bank and Junior Creditor shall be pro rata to its entitlement in the Senior Debt, Hedging Liabilities or the Junior Debt (as the case may be). The liability shall be divided between the Senior Creditors, the Hedging Banks and the Junior Creditors pro rata according to the respective amounts of the Senior Debt, Hedging Liabilities and Junior Debt outstanding and/or available (subject to satisfaction of conditions precedent) for drawing under the relevant Finance Documents from time to time or, if after enforcement, to the extent of their respective Recoveries or, in the case of the Junior Creditors, any sum of money received or recovered by the Junior Creditors or any of them on or at any time after the occurrence of a Junior Enforcement Event on account of any amount outstanding under any Junior Finance Document.

32.8 RESIGNATION

(a) The Security Trustee may resign by giving notice thereof to the Senior Creditors, the Hedging Banks, the Junior Creditors and the Borrower. In such event the Majority Senior Creditors (if prior to the Senior Discharge
     Date) or the Majority Junior Creditors (if after the Senior Discharge
     Date), after consultation with the Borrower (and, if prior to the Senior Discharge Date, the Junior Agent) may appoint a successor Security Trustee which shall be a reputable and experienced bank, incorporated in or having a branch in England and, if appointed prior to the Senior Discharge Date, approved by the Junior Agent (such approval not to be unreasonably withheld or delayed). The Security Trustee may also be removed by notice from the Majority Senior Creditors and the Majority Junior Creditors (or, after the Senior Discharge Date, the Majority Junior Creditors) in which event a successor shall be appointed in accordance with the preceding sentence of this paragraph (a).

(b) If such a notice of resignation or removal has been given and, within 30 days after such notice of resignation or removal, no successor Security Trustee shall have been appointed by the Majority Senior Creditors or (if after the Senior Discharge Date) the Majority Junior Creditors and shall have accepted such appointment, the retiring Security Trustee, after consultation with the Borrower, the Senior Creditors and the Junior Creditors, shall have the right to appoint a successor Security Trustee which shall be a reputable and experienced bank incorporated or having a branch in England.

(c) Subject as otherwise provided in Clauses 32.8(c), (e) and (g), the resignation or removal of the retiring Security Trustee and the appointment of any successor Security Trustee shall both become effective upon the successor Security Trustee notifying the Senior Agent, the Hedging Banks, the Junior Agent and the Borrower in writing that it accepts such appointment and executing an Agent's deed of accession substantially in the form set out in Schedule 10 (a copy of which shall be delivered to each of the Senior Agent, the Hedging Banks, the Junior Agent and the Borrower), whereupon the successor Security Trustee shall succeed to the position of the retiring Security Trustee and the term "SECURITY TRUSTEE" in all of the Finance Documents shall include such successor Security Trustee where appropriate. This Clause 32 shall continue to benefit a retiring Security Trustee in respect of any action taken or omitted by it under this Agreement, the Senior Finance Documents or the Junior Finance Documents while it was the Security Trustee.

(d) Notwithstanding paragraph (d) above, the resignation or removal of a retiring Security Trustee before the Junior Discharge Date shall not become effective until the Senior Agent (if before the Senior Discharge Date) or the Junior Agent (thereafter but before the Junior Discharge Date) is satisfied (acting reasonably) that all things required to be done in order that the Security Documents or replacements therefor shall provide for perfected and enforceable security in favour of the replacement Security Trustee have been done.

(e) The Obligors shall take such action as may be necessary and the Security Trustee at the request (and cost) of the Borrower shall take such action as may be practicable in order that the Security Documents or replacements therefor shall provide for perfected and enforceable security in favour of any replacement Security Trustee including making available to the replacement Security Trustee such documents and records as the successor Security Trustee shall reasonably request.

(f) The Junior Creditors undertake to appoint a replacement Security Trustee in order that the resignation after the Senior Discharge Date but before the Junior Discharge Date of a retiring Security Trustee may take effect promptly after the Senior Discharge Date in accordance with the provisions of this Clause 32.8.

32.9 ASSIGNMENTS

     The Security Trustee may treat each Senior Creditor, Hedging Bank and Junior Creditor named as a party hereto as continuing to be such a party, as entitled to payments hereunder and as acting hereunder through its address notified by it to the Security Trustee as being its address hereunder for the service of notices and other communications until it has received notice from such Senior Creditor, Hedging Bank and Junior Creditor or from the Senior Agent (with respect to Senior Creditors) or Junior Agent (with respect to Junior Creditors) to the contrary.

32.10 SECURITY DOCUMENTS

(a) The Security Trustee in its capacity as trustee under any of the Security Documents or otherwise shall not be liable for any failure, omission, or defect in perfecting the security constituted by any Security Document or any security created thereby including, without limitation, any failure to
     (i) register the same in accordance with the provisions of any of the documents of title of the relevant Obligor to any of the property thereby charged, (ii) make any recordings or filings in connection therewith, (iii) effect or procure registration of or otherwise protect the floating charge or any other such security created by or pursuant to the Security Documents under the Land Registration Act 1925 or any other registration laws in any jurisdiction, (iv) give notice to any person of the execution of any of the Security Documents or (v) to obtain any licence, consent, or other authority for the creation of any security.

(b) The Security Trustee in its capacity as trustee or otherwise may accept without enquiry such title as any Obligor may have to the property over which security is intended to be created by any Security Document.

(c) Save where the Security Trustee holds a legal mortgage over, or over an interest in, real property or shares, the Security Trustee in its capacity as trustee or otherwise shall not be under any obligation to hold any title deeds, Security Documents or any other documents in connection with the property charged by any Security Document or any other such security in its own possession or by another person on its behalf or to take any steps to protect or preserve the same. The Security Trustee may permit the relevant Obligor to retain all such title deeds and other documents in its possession if it reasonably considers that it is appropriate in all the circumstances.

(d) Save as otherwise provided in the Security Documents, all moneys which under the trusts herein or therein contained are received by the Security Trustee in its capacity as trustee or otherwise may be invested in the name of or under the control of the Security Trustee in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Trustee with the consent of the Majority Senior Creditors or, following the Senior Discharge Date, the

     Majority Junior Creditors. Additionally, the same may be placed on deposit in the name of or under the control of the Security Trustee at such bank or institution (including any agent) and upon such terms as the Security Trustee may think fit.

(e) Each Senior Creditor, Hedging Bank and Junior Creditor hereby confirms its approval of the Security Documents (subject to any consents required under the Senior Facility Agreement or the Junior Facility Agreement) and any security created or to be created pursuant thereto and hereby authorises, empowers and directs the Security Trustee (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee or as otherwise provided (and whether or not expressly in the Senior Creditor's, Hedging Bank's or Junior Creditor's names) on its behalf, subject always to the terms of this Agreement and the Security Documents.

32.11 CO-SECURITY TRUSTEES

(a) The Security Trustee may appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate Security Trustee or a co-Security Trustee jointly with the Security Trustee (i) if the Security Trustee reasonably considers that without such appointment the interests of the Senior Creditors, the Hedging Banks or the Junior Creditors under the Finance Documents would be materially and adversely affected or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed or (iii) for the purposes of obtaining a judgement in any jurisdiction or the enforcement in any jurisdiction of either a judgement already obtained or any of the provisions of the Senior Finance Documents or the Junior Finance Documents, PROVIDED THAT in each case such separate Security Trustee or co-Security Trustee becomes bound by the terms of this Agreement as if it were the Security Trustee.

(b) Each separate Security Trustee or co-Security Trustee shall (subject always to the provisions of this Agreement) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Security Trustee by this Agreement) and such duties and obligations as shall be conferred or imposed by the instrument of appointment.

(c) The Security Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Security Trustee may pay to any such person, together with any attributable costs, charges and expenses properly incurred by it in performing its function as such separate Security Trustee or co-Security Trustee shall for the purpose of this Agreement be treated as costs, charges and expenses incurred by the Security Trustee.

32.12 RELEASE OF SECURITY

     The Security Trustee shall and is hereby authorised by each of the Senior Creditors, Hedging Banks and Junior Creditors (and to the extent it may have any interest therein, every other party hereto) to execute on behalf of itself and each Senior Creditor, Hedging Bank, Junior Creditor and other party hereto where relevant without the need for any further referral to, or authority from, any Senior Creditor, Hedging Bank, Junior Creditor or other person all necessary releases of any security or guarantees given by any Obligor under any Senior Finance Document or Junior Finance Document in relation to the disposal of any asset which is permitted under or consented to in accordance with the Senior Finance Documents and the Junior Finance Documents including, without limitation:

     (a) any formal release of any asset which the Security Trustee in its absolute discretion considers necessary or desirable in connection with that disposal; and

     (b) any release of any guarantee given under any Senior Finance Document or Junior Finance Document or any other document referred to therein where all the shares in the capital of the party giving such guarantee are so disposed of in accordance with the terms of and without any breach of the Senior Finance Documents and the Junior Finance Documents; and

     (c) any release of any security given by any Obligor which is or is a subsidiary of a company which is sold in accordance with the terms of and without any breach of the Senior Finance Documents and the Junior Finance Documents.

32.13 CONFLICT WITH SECURITY DOCUMENTS

     If there is any conflict between the provisions of this Agreement and any Security Documents with regard to instructions to or other matters affecting the Security Trustee, this Agreement will prevail.

33.  SEVERABILITY

     If any provision of this Agreement is prohibited or unenforceable in any jurisdiction in relation to any party hereto, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction or in relation to any of the other parties hereto.

34.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                   GUARANTORS



None at the date of this Agreement

                                   SCHEDULE 2

                                JUNIOR CREDITORS



Merrill Lynch Mortgage Capital, Inc.

                                   SCHEDULE 3

                                SENIOR CREDITORS



Merrill Lynch Mortgage Capital, Inc.

                                   SCHEDULE 4

                      HEDGING BANKS AND HEDGING DOCUMENTS



NAME OF HEDGING BANK                     DETAILS OF HEDGING DOCUMENT AND INITIAL
                                         TRADE (IF KNOWN AT THE DATE OF THIS
                                         AGREEMENT).

Merrill Lynch Capital Services, Inc.     ISDA Master Agreement dated as of 7th
                                         April, 1998 between the Borrower and
                                         Merrill Lynch Capital Services, Inc. in
                                         respect of the hedging transactions
                                         contemplated by Clause 17.9 (Hedging
                                         Agreements) of the Senior Facility
                                         Agreement.

                                   SCHEDULE 5

                             SUBORDINATED INVESTORS



BRE/Satellite L.P. (a Delaware limited partnership)

                                   SCHEDULE 6

                       CALCULATION OF HEDGING LIABILITIES



On any date, the amount certified to the Senior Agent by the relevant Hedging Bank at the request of the Senior Agent as the amount which would be payable to that Hedging Bank by the Borrower under the terms of the relevant Hedging Document(s) if an Additional Early Termination Event (as defined in the relevant Hedging Document) occurred and was declared on that date and the Borrower was the Affected Party (as defined in the relevant Hedging Document).

                                   SCHEDULE 7

                       DEED OF ACCESSION FOR NEW OBLIGORS



THIS AGREEMENT dated [               ], [   ] is supplemental to an
intercreditor agreement (the "INTERCREDITOR AGREEMENT") dated [               ],
[    ] between Blackstone Hotel Acquisitions Company, the Junior Creditors, the
Hedging Banks, the Senior Creditors and Bankers Trust Company as Senior Agent, Junior Agent and Security Trustee.

Words and expressions defined in the Intercreditor Agreement have the same meaning when used in this Agreement.

[NAME OF NEW OBLIGOR] hereby agrees with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the date hereof it will be bound by the Intercreditor Agreement as a *[Borrower/Guarantor] as if it had been party originally to the Intercreditor Agreement in that capacity.

The address for notices of [name of new Obligor] for the purposes of Clause 28 (Notices) of the Intercreditor Agreement is:

     [


                              ].

This Agreement is governed by English law.

THE COMMON SEAL     )
of [          ]     )
was affixed in the  )
presence of:        )


Director


Director/Secretary.

*[    ] Delete as applicable

                                   SCHEDULE 8

                          CREDITOR'S DEED OF ACCESSION



THIS AGREEMENT dated [               ], [   ] is supplemental to an
intercreditor agreement (the "INTERCREDITOR AGREEMENT") dated [               ],
[    ] between Blackstone Hotel Acquisitions Company, the Junior Creditors, the
Hedging Banks, the Senior Creditors and Bankers Trust Company as Senior Agent, Junior Agent and Security Trustee.

Words and expressions defined in the Intercreditor Agreement have the same meaning when used in this Agreement.

[NAME OF NEW SENIOR CREDITOR OR JUNIOR CREDITOR OR HEDGING BANK] hereby agrees with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the date hereof it will be bound by the Intercreditor Agreement as a *[Senior Creditor/Junior Creditor/Hedging Bank] as if it had been party originally to the Intercreditor Agreement in that capacity.

+[The following are the Hedging Documents to which such Hedging Bank is a party with the Obligors referred to, and such Hedging Documents provide for facilities a brief description of which is also set out:

[Describe hedging facilities and identify Hedging Documents]

The address for notices of [the new Creditor] for the purposes of Clause 28 (Notices) of the Intercreditor Agreement is:

     [



                    ].

This Agreement is governed by English law.


[EXECUTED UNDER SEAL]



*[    ] Delete as applicable.
+[    ] Include only for new Hedging Banks

                                   SCHEDULE 9

                               DEED OF ACCESSION
                           FOR SUBORDINATED INVESTORS



THIS AGREEMENT dated [               ], [   ] is supplemental to an
intercreditor agreement (the "INTERCREDITOR AGREEMENT") dated [               ],
[    ] between Blackstone Hotel Acquisitions Company, the Junior Creditors, the
Hedging Banks, the Senior Creditors and Bankers Trust Company as Senior Agent, Junior Agent and Security Trustee.

Words and expressions defined in the Intercreditor Agreement have the same meaning when used in this Agreement.

[NAME OF NEW SUBORDINATED INVESTOR] hereby agrees with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the date hereof it will be bound by the Intercreditor Agreement as a Subordinated Investor as if it had been party originally to the Intercreditor Agreement that in capacity.

The Subordinated Investor Debt Documents in respect of [new Subordinated Investor] are:

[list Subordinated Investor Debt Documents].

The address for notices of [new Subordinated Investor] for the purposes of Clause 28 (Notices) of the Intercreditor Agreement is:

     [


                    ].

This Agreement is governed by English law.


[Execution under seal]

                                  SCHEDULE 10

                           AGENT'S DEED OF ACCESSION



THIS AGREEMENT dated [               ], [   ] is supplemental to an
intercreditor agreement (the "INTERCREDITOR AGREEMENT") dated [               ],
[    ] between Blackstone Hotel Acquisitions Company, the Junior Creditors, the
Hedging Banks, the Senior Creditors and Bankers Trust Company as Senior Agent, Junior Agent and Security Trustee.

Words and expressions defined in the Intercreditor Agreement have the same meaning when used in this Agreement.

[NAME OF NEW AGENT] hereby agrees with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the date hereof it will be bound by the Intercreditor Agreement as the *[Senior Agent/Security Trustee/Junior Agent] as if it had been party originally to the Intercreditor Agreement in that capacity.

The address for notices of [new agent] for the purposes of Clause 28 (Notices) of the Intercreditor Agreement is:

     [



                         ]

This Agreement is governed by English law.



[Execution under seal].



*[    ]Delete as applicable

                                  SIGNATORIES



THE BORROWER

BLACKSTONE HOTEL ACQUISITIONS COMPANY

By:  JONATHAN GRAY



THE SENIOR CREDITORS

MERRILL LYNCH MORTGAGE CAPITAL, INC.

By:  GORDON PEARCE



THE HEDGING BANK

MERRILL LYNCH CAPITAL SERVICES, INC.

By:  EDITH DE CASTRO



THE SUBORDINATED INVESTORS' AGENT

BRE/SATELLITE L.P., a Delaware limited partnership

By:  BRE/SATELLITE GENERAL PARTNER
     L.L.C., a Delaware limited liability company

     By:  JONATHAN GRAY


THE SUBORDINATED INVESTORS

BRE/SATELLITE L.P, a Delaware limited partnership.

By:  BRE/SATELLITE GENERAL PARTNER
     L.L.C., a Delaware limited liability company

     By:  JONATHAN GRAY

THE JUNIOR CREDITORS

MERRILL LYNCH MORTGAGE CAPITAL, INC.

By:  GORDON PEARCE



THE SENIOR AGENT

BANKERS TRUST COMPANY

By:  DERMOT MURPHY



THE JUNIOR AGENT

BANKERS TRUST COMPANY

By:  DERMOT MURPHY



THE SECURITY TRUSTEE

BANKERS TRUST COMPANY

By:  DERMOT MURPHY